Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K,

Item 601(b)(10). Such excluded information is not material and is treated by the Registrant as private or confidential.

ASSIGNMENT AND ASSUMPTION OF LEASE

This ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is executed as of June 27, 2025 by and between CARGO THERAPEUTICS, INC. a Delaware corporation (“Assignor”), and DREN BIO MANAGEMENT, INC., a Delaware corporation (“Assignee”).

RECITALS

The parties enter into this Assignment on the basis of the following facts, understandings, and intentions:

A. Assignor and ARE San Francisco No. 63, LLC, a Delaware limited liability company (“Landlord”), are parties to that certain Lease Agreement dated as of December 11, 2023 (the “Original Lease”), as amended by a First Amendment to Lease dated as of September 24, 2024 (the “First Amendment”) (the Original Lease, as amended by the First Amendment, shall be referred to as the “Lease”, a copy of which is attached as Exhibit A) covering certain premises located at 835 Industrial Road, San Carlos, California 94070 (the “Building”) containing approximately 99,557 rentable square feet consisting of (i) Suite 300 comprised of the entire 3rd floor of the Building and (ii) Suite 400 comprised of the entire 4th floor of the Building (the “Premises”).

B. Subject to the terms of this Assignment, Assignor desires to assign to Assignee all of Assignor’s right, title, and interest as “Tenant” under the Lease from and after the Effective Date (as defined below), and Assignee desires to assume all of Assignor’s obligations as “Tenant” under the Lease accruing from and after the Effective Date.

NOW THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1. Assignment: Assignor hereby assigns, transfers and conveys to Assignee, and Assignee hereby accepts, as of the Effective Date, all of Assignor’s right, title and interest in, under and to the Lease, the Sublease, the Sublease Letter of Credit (as such terms are defined below) and the Premises. Also effective as of the Effective Date, Assignee accepts this assignment and assumes and agrees to keep, perform and fulfill, as a direct obligation to Landlord and for the benefit of Assignor, all of the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by the “Tenant” under the Lease accruing from and after the Effective Date, including, without limitation, the making of all payments due to, or payable on behalf of, Landlord under the Lease which may become due and payable on or after the Effective Date. Subject to the last sentence of Section 4 below, Assignee shall not be responsible for claims by Landlord or Vaxcyte (defined below) for indemnification under the indemnity clauses under the Lease or Sublease with respect to occurrences taking place prior to the Effective Date. Rent, utilities and other charges required to be paid by Assignor under the Lease (including for services provided under the Sublease), as well as rent, Operating Expenses and other payments required to be paid by Vaxcyte under the Sublease (as such terms are defined below), shall be equitably prorated between Assignor and Assignee as of the Effective Date and paid promptly by one party to the other, provided such amounts may be credited against payments then payable by the other party. For the avoidance of doubt, if the Effective Date is September 1, 2026 and Vaxcyte prepays September rent and Operating Expenses under the Sublease to Assignor in August, Assignor shall pay such September rent and Operating Expenses to Assignee.

2. Reconciliations and Prepaid Rents: To the extent there is any reconciliation of Operating Expenses pursuant to Section 5 of the Lease with respect to any period prior to the Effective Date, Assignor and Assignee agree to equitably make adjustments as of the Effective Date, and Assignee shall provide the requisite back-up documentation for all such Operating Expenses for the parties to make the equitable adjustments. For the avoidance of doubt, Assignor shall be responsible for any additional amounts owed Landlord due to such reconciliations for periods prior to the Effective Date (and be entitled to refunds for such period) and Assignee shall be responsible for any additional amounts owed Landlord due to such reconciliation for periods on and after the Effective Date (and be entitled to refunds for such periods). Assignee shall have the right to make any payments to Landlord required as a result of such reconciliations for periods before the Effective Date, in which case, Assignor shall make its required payment to Assignee after receipt of written notice of such payment and reasonable supporting documentation regrading same. Assignee and Assignor, as the case may be, each agrees to make payment of any amounts owed within thirty (30) days following such reconciliation.

3. Effective Date and Delivery. The “Effective Date” shall be the later of (a) September 1, 2025, (b) the date Assignor delivers the Premises to Assignee broom clean and Fully Decommissioned and otherwise in the Required Condition (as hereinafter defined), (c) the Consent (as hereinafter defined) has been obtained, and (d) Assignor has made the deliveries required under Sections 1, 8 and 17. “Fully Decommissioned” shall mean (x) the Premises are free of Hazardous Materials due to Tenant HazMat Operations and released of all Hazardous Materials Clearances (as such terms are defined in the Lease) and (y) the decommissioning of the Premises has been completed in accordance with the Decommissioning and HazMat Closure Plan (as defined in the Lease) and Landlord’s approval (or deemed approval) of the satisfactory completion thereof. Assignor shall promptly forward to Assignee a copy of any closure letter that it receives from the local jurisdiction regarding the decommissioning of the Premises, the Decommissioning and HazMat Closure Plan, and Landlord’s approval thereof, and other documents reasonably requested by Assignee. The target Effective Date shall be September 1, 2025. Assignor shall use commercially reasonable efforts to cause the actions described in subparts (a)-(d) above to be performed by such target Effective Date. Within ten (10) days of request by either Assignor or Assignee following the Effective Date, Assignor and Assignee shall acknowledge the actual Effective Date by executing an Assignment Effective Date Memorandum in the form attached hereto as Exhibit B. For the avoidance of doubt, the Premises shall be deemed delivered when the Consent has been obtained and Assignor has vacated the Premises, has Fully Decommissioned the same, the Premises are in the Required Condition and Assignor provides Assignee keys or other means of access thereto.

4. Early Access. Assignee has the right to access the Premises commencing sixty (60) days prior to the target Effective Date free of any monetary obligation, for the purpose of allowing Assignee to install furniture, fixtures and equipment and IT infrastructure and otherwise prepare the Premises for occupancy; provided that prior to such access, (a) the Consent shall have been obtained and (b) Assignee shall have delivered to Assignor evidence of all insurance required of “Tenant” under the Lease. Nothing in this Section 4 shall permit Assignee to make any alterations, improvements, or installations in the Premises during such early access period or otherwise take any other actions which require the consent of Landlord or Vaxcyte under the Lease or Sublease, as applicable, except it may install cabling and utility lines and make other alterations, provided it obtains any required consent of Landlord and Vaxcyte. With respect to such period of early access, Assignee shall include Assignor as an additional insured under its liability insurance policy. Except to the extent resulting from the gross negligence or willful misconduct of Assignor or its employees, contractors or agents, Assignee shall indemnify, protect, defend and hold Assignor harmless from and against all liability, penalties, losses, damages, costs, expenses, causes of action, claims and judgments arising from any such early access and preparation of the Premises for occupancy. Such early access shall be governed by the terms and conditions set forth in the Lease other than the obligation to pay Base Rent or Additional Rent.

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5. Condition of Premises. Assignee acknowledges and agrees that it has inspected the Premises and is familiar with its condition. Assignee accepts the Premises in their present “AS IS” and “WITH ALL FAULTS” condition, subject to the terms of this Paragraph. Notwithstanding the foregoing, Assignor shall deliver the Premises to Assignee vacant (other than FF&E and property of Landlord and Vaxcyte in the Subleased Premises (as defined below) which shall remain on the Premises), broom clean and Fully Decommissioned, and otherwise in substantially the same condition as of the date hereof(the “Required Condition”). Assignee acknowledges and agrees that neither Assignor nor any of its respective agents or employees has made any warranties or representations concerning the Premises, including about the condition of the Premises and the suitability of its use by Assignee. Assignee further acknowledges and agrees that Assignor has no obligation to perform any work, supply any materials, incur any expense, make any alterations or improvements to the Premises or to provide Assignee with any construction or fit-out allowance.

6. Indemnity. Assignor shall indemnify, protect and defend Assignee against and hold Assignee harmless from any and all losses, costs, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, arising from or related to (a) the Premises, the Sublease and/or the Lease with respect to an event or alleged default, negligence or willful misconduct of Assignor or its employees, agents, contractors, guests or invitees (“Assignor Parties”) that accrued on or before the Effective Date, (b) any event or condition caused by Assignor or any other Assignor Parties or as to which the tenant has liability under the Lease that occurred or existed on or with respect to the Lease, the Sublease and/or the Premises on or before the Effective Date, and (c) Assignor’s breach of any of its representations, warranties or covenants under this Assignment and/or of any obligations on Assignor’s part to be performed under the terms of the Lease or the Sublease. Assignee shall indemnify, protect and defend Assignor against and hold Assignor harmless from any and all losses, costs, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Assignor as a result of any claim arising under the Lease with respect to an event or alleged default, negligence or willful misconduct of Assignee or its employees, agents, guests or invitees first occurring from and after the Effective Date. The provisions of this paragraph shall survive the expiration or termination of the Lease, the Sublease or this Assignment.

7. Furniture, Fixtures and Equipment. Assignor shall deliver with the Premises the furniture, fixtures and equipment owned by Assignor and identified on Exhibit C, including all warranties available to Assignee with respect thereto (the “Conveyed FF&E”), as well as the Existing FF&E (as defined in the Lease), excluding the Disposal Items and the Temporarily Removed Items, as defined in the First Amendment (collectively with the Conveyed FF&E, the “FF&E”) and shall, effective upon the Effective Date, quitclaim to Assignee without representation, warranty or recourse such Conveyed FF&E, except that it owns the Conveyed FF&E free and clear of any liens and Assignee shall accept the Conveyed FF&E in its “AS IS” condition with all faults and defects and without any other warranty or representation, pursuant to a bill of sale in the form attached hereto as Exhibit D (the “Bill of Sale”). Assignee hereby disclaims any implied warranties of merchantability or fitness for any particular purpose with respect to the Conveyed FF&E. The transfer of ownership of the Conveyed FF&E shall occur upon the Effective Date pursuant to the Bill of Sale, which shall be signed by Assignor concurrently herewith. All personal property of Assignor which is not part of the FF&E shall be removed by Assignor prior to the Effective Date. In no event shall the Conveyed FF&E be construed to include any furniture, fixtures or equipment owned by Landlord. The Temporarily Removed Items shall be disposed of by Assignor other than the Temporarily Removed Items described on Exhibit G, which shall be delivered to the Premises in the surrender condition required in the third paragraph of Section 2 of the Lease.

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8. Security Deposit. Landlord is currently the beneficiary of an irrevocable stand by letter of credit (“LOC”) covering the Security Deposit as required under the Lease in an amount equal to Five Hundred Sixty-Seven Thousand Four Hundred Seventy-Four and 90/100 Dollars ($567,474.90). As of the Effective Date, the Landlord will terminate such LOC and Assignor will provide the Assignee with cash in the amount of Five Hundred Sixty-Seven Thousand Four Hundred Seventy-Four and 90/100 Dollars ($567,474.90) and Assignee shall provide Landlord with a replacement LOC in such amount that complies with the terms of the Lease, which shall be held by Landlord as the Security Deposit for the benefit of Assignee.

9. No Removal of Existing Improvements: Assignee shall not be responsible for removing or restoring any improvements present in the Premises as of the Effective Date. Unless waived by Assignor and Assignee by their execution and delivery of the Consent, it is a condition to the effectiveness of this Assignment that Landlord confirm and agree in the Consent that neither Assignor nor Assignee shall be required to remove any improvements present in the Premises as of the Effective Date.

10. Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party shall be that address set forth below their signatures at the end of this Assignment. All notices, demands or communications in connection with this Assignment shall be personally delivered or properly addressed and deposited in the mail (certified, return receipt requested, and postage prepaid) or via recognized overnight courier, provided notices to Assignee are concurrently provided by email to legal@drenbio.com with copy to jmacfarland@drenbio.com. Notices shall be deemed delivered (a) upon receipt, if personally delivered, (b) three (3) business days after mailing, if mailed as set forth above; or (c) one (1) business day after deposit with a recognized overnight courier as set forth above.

11. Landlord Consent. Notwithstanding anything to the contrary herein, this Assignment shall not be effective until Landlord has signed and delivered to Assignor and Assignee Landlord’s written consent to this Assignment (the “Consent”) pursuant to a consent in the form attached hereto as Exhibit E. In the event, for any reason whatsoever, the Consent is not delivered by Landlord within thirty (30) days after the execution of this Assignment by Assignor and Assignee, Assignor and Assignee each shall have the right, in its sole and absolute discretion, until such time as Landlord delivers the Consent, to terminate this Assignment by providing written notice to the other, in which case this Assignment shall automatically terminate and neither party shall owe any obligation to the other party. For avoidance of doubt, unless waived by Assignor and Assignee by their execution and delivery of the Consent, the Consent shall not be deemed given unless Landlord agrees, amongst other terms and conditions that (i) Landlord agrees that Assignor shall be released from all liability and obligations under the Lease other than the Tenant Surviving Obligations (as defined in the Consent); (ii) Landlord confirms and agrees in the Consent that neither Assignor nor Assignee shall be required to remove any improvements present as of the Effective Date; and (iii) Landlord has agreed to receive and apply the Assignment Fee (as defined below) in accordance with Section 18 below.

12. Inspection by a CASp in Accordance with Civil Code Section 1938: To Assignor’s actual knowledge, the property being leased or rented pursuant to this Assignment has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

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13. Authority. Each party hereto represents and warrants that it has the full capacity, right, power and authority to execute, deliver and perform this Assignment, and all required actions, consents and approvals therefor have been duly taken and obtained. This Assignment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns.

14. Brokers. Assignor shall be responsible for any and all broker commissions due and owing to Assignee’s broker, CBRE, Inc. (“CBRE”), and Assignor’s broker, Jones Lang LaSalle (“JLL”), pursuant to a separate agreement. Assignor and Assignee each hereby agrees to protect, defend, indemnify and hold the other harmless from all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit and attorneys’ fees) arising from or in connection with claims for broker commissions due and owing from or related to this Assignment by any broker employed by or claiming to represent or to have been employed by the indemnifying party, other than CBRE and JLL as described above.

15. Miscellaneous. Assignor and Assignee shall execute and deliver such additional documents and take such additional actions as either may reasonably request to carry out the purposes of this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. If either party brings an action or legal proceeding with respect to this Assignment, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs. All captions contained in this Assignment are for convenience of reference only and shall not affect the construction of this Assignment. This Assignment may be executed in one or more counterparts (including electronic counterparts such as by email with a pdf or similar attachment, and such electronic counterpart shall be deemed to have the same force and effect as an executed original), each of which shall be an original, but all of which, taken together, shall constitute one and the same Assignment. If any one or more of the provisions of this Assignment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Assignment shall be governed by the laws of California without reference to conflicts of laws principles. All capitalized terms not otherwise defined in this Assignment shall have the meanings ascribed to them in the Lease.

16. Assignor’s Representations and Warranties. Assignor represents and warrants as of the date of this Assignment that (a) the Lease and Sublease are in full force and effect, and there exists under the Lease or the Sublease no default beyond applicable notice and cure periods by either Assignor, or to Assignor’s actual knowledge, Landlord or Vaxcyte, nor, to Assignor’s knowledge, has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default, (b) the copy of the Master Lease attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease and the copy of the Sublease attached hereto as Exhibit F is a true, and correct and complete copy of the Sublease, (c) the documents set forth in Recital A and Section 17 below constitute the entire Lease and Sublease and there are no other agreements or arrangements between Landlord, Vaxcyte and/or Assignor regarding the Premises, (d) Assignor is the sole owner and holder of the entire leasehold interest of the tenant under the Lease and sublandlord under the Sublease, free and clear of any liens, encumbrances, options or rights of others and, to Assignor’s actual knowledge, there are no other subleases or occupancy agreements with respect to the Premises, (e) (i) the expiration date under the Lease is March 31, 2031, and (ii) the Sublease Commencement Date and Sublease Expiration Date are July 3, 2024 and July 31, 2026, respectively, (f) the amount of the current installments of monthly (i) Base Rent under the Lease is $584,499.15 and (ii) Sublease Monthly Rent under the Sublease is $213,920.00, (g) the actual amounts charged by Landlord for Operating Expenses in 2024 was $3.61 per rentable square foot of the Premises per month, and Landlord’s current estimate for Operating Expenses

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in 2025 is $4.31 per rentable square foot of the Premises per month, (h) Assignor has completed all Sublandlord’s Work, as defined in the Sublease, (i) all the Existing FF&E, other than the Disposal Items and Temporarily Removed Items, are in the Premises in the condition required for surrender under the third paragraph of Section 2 of the Lease, (j) the Sublease Letter of Credit is in the amount of $213,920.00, was issued by First Citizens Bank, has not been drawn upon, remains in effect and expires on July 25, 2026, Assignor has not received a notice of non-renewal under the Sublease Letter of Credit and Assignor was not provided and is not holding a cash deposit under the Sublease, (k) Assignor has not received any written notice from Landlord, Vaxcyte or any governmental agency that any of the Premises violate any Legal Requirements, (l) Assignor is currently solvent and, even after paying the Assignment Fee, will have assets in excess of its liabilities and has no material liabilities other than the Lease, the Sublease, employee costs, and costs owing pursuant to other material contracts, (m) Assignor has paid all commissions it owed in connection with the Sublease and, except as provided in Section 14, no other broker commissions are payable by it in connection with the Lease or Sublease (and it has not received any claims in connection therewith), (n) all Assignor’s representations in the Lease and the Sublease were true and correct when made, (o) Assignor has not made any Notice-Only Alterations in the 12-month period preceding the date of this Assignment or performed any other work to the Premises that has not been paid for in full and (p) in the twelve (12) month period prior to the date of this Assignment, Assignor has not been involved in a merger, asset sale or change of control transaction. Assignor shall promptly notify Assignee if any of the above representations become untrue before the Effective Date.

17. Sublease. Assignee acknowledges that a portion of the Premises has been subleased (the “Subleased Premises”) to Vaxcyte, Inc., a Delaware corporation (“Vaxcyte”), pursuant to that certain Sublease Agreement dated as of July 1, 2024 and as to which Landlord consented pursuant to a consent to Sublease dated July 3, 2024 (collectively, the “Sublease”). This Assignment shall include and be subject to all the terms and conditions set forth in the Sublease; and from and after the Effective Date, Assignee shall be entitled to collect all Sublease Monthly Rent (as defined in the Sublease), Subtenant’s Share (as defined in the Sublease) of all Additional Rent due under the Lease, Other Charges and all other Sublease Rent (as such terms are defined in the Sublease). Assignor is in possession of a letter of credit in the amount of Two Hundred Thirteen Thousand Nine Hundred Twenty and 00/100 Dollars ($213,920.00) (“Sublease Letter of Credit”) pursuant to Section 5 of the Sublease. Assignor shall use commercially reasonable efforts to cause Vaxcyte to amend the Sublease Letter of Credit to name Assignee as the beneficiary thereunder or deliver a replacement letter of credit which complies with the requirements of the Sublease. If Assignor is unable to deliver such amended or replacement Sublease Letter of Credit, on the Effective Date it shall either (i) deliver the original Sublease Letter of Credit to Assignee, along with a properly executed assignment to Assignee on the issuing bank’s form of the beneficiary’s interest in the Sublease Letter of Credit or (ii) deliver Assignee a cash payment in the amount of the Sublease Letter of Credit. Assignor shall not draw upon the Sublease Letter of Credit. Prior to the Effective Date, Assignor shall use commercially reasonable efforts to deliver a customary estoppel certificate from Vaxcyte with respect to the Sublease that is reasonably acceptable to Assignee.

18. Assignment Fee. In consideration for Landlord’s release of Assignor from further liability under the Lease after the Effective Date, Assignor shall pay an assignment fee in the amount of Thirty-Five Million Eight Hundred Thousand and 00/100 Dollars ($35,800,000) (“Assignment Fee”) which shall be paid to Landlord in cash on the date on which the Consent is obtained. Such Assignment Fee shall be held by Landlord and applied to Assignee’s Rent obligations under the Lease from and after the Effective Date until the Assignment Fee has been fully applied as provided in the Consent. The Consent shall include an agreement by Landlord to receive such Assignment Fee and apply in accordance with this Section 18 and a full release of Assignor of its obligations under the Lease from and after the Effective Date. After paying the Assignment Fee, Assignor will have no further rights or interest in the Assignment Fee.

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[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date first above written.

ASSIGNOR:		ASSIGNEE:

CARGO THERAPEUTICS, INC.,		DREN BIO MANAGEMENT, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Anup Radhakrishnan	By:	/s/ Jeff Macfarland
Print Name: Anup Radhakrishnan		Print Name: Jeff Macfarland
Title: Acting CEO, CFO & COO		Title: EVP, Finance

Address:		Address:

Cargo Therapeutics, Inc.		Dren Bio Management, Inc.
835 Industrial Road, Suite 300		384 Foster City Bvld
San Carlos, CA 94070		Foster City, CA 94404
Attention: Lease Administrator		Attention: Legal Department

with a copy to:		with a copy to:

Latham & Watkins LLP		Wilson Sonsini Goodrich & Rosati
12670 High Bluff Drive		650 Page Mill Road
San Diego, CA 92130		Palo Alto, CA 94304
Attention: Stephanie L. Fontanes		Attention: Real Estate Department/SPR

EXHIBIT A

LEASE

ARE-Cargo Lease Agreement

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this  11th  day of December, 2023 (the “Effective Date”), between ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company (“Landlord”), and CARGO THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Building: 835 Industrial Road, San Carlos, California 94070

Premises: That portion of the Building, commonly known as Suites 300 and 400, comprised of the entire 3rd and 4th floor of the Building, containing approximately 99,557 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Project: The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent: Initially, $5.70 per rentable square foot of the Premises per month, subject to adjustment pursuant to Section 4 hereof.

Rentable Area of Premises: 99,557 sq. ft.

Rentable Area of Building: 248,103 sq. ft.

Rentable Area of Project: 522,729 sq. ft.

Tenant’s Share of Operating Expenses of Building: 40.13%

Building’s Share of Operating Expenses of Project: 47.46%

Security Deposit Amount: $567,474.90

Target Commencement Date: January 1, 2024

Rent Adjustment Percentage: 3%

Base Term: Beginning on the Commencement Date and ending 87 months from the first day of the first full month following the Commencement Date. For clarity, if the Commencement Date occurs on the first day of a month, the expiration of the Base Term shall be measured from that date. If the Commencement Date occurs on a day other than the first day of a month, the expiration of the Base Term shall be measured from the first day of the following month.

Permitted Use: Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: Landlord’s Notice Address:

P.O. Box 975383 26 North Euclid Avenue

Dallas, TX 75397-5383 Pasadena, CA 91101

Attention: Corporate Secretary

Email: legalnotice@are.com

Net Multi-Tenant Laboratory 835 Industrial Road – Suite 300/Cargo Tx - Page 2

Tenant’s Notice Address Tenant’s Notice Address

Prior to Commencement Date: After Commencement Date:

900 Alameda De Las Pulgas, Suite 350, 835 Industrial Road, Suite 300

San Mateo, CA 94403 San Carlos, CA 94070

Attention: Haley Gilbert Attention: Lease Administrator

Email:hgilbert@cargo-tx.com Email: hgilbert@cargo-tx.com and facilities@cargo-tx.com and facilities@cargo-tx.com

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A - PREMISES DESCRIPTION ☒ EXHIBIT B - DESCRIPTION OF PROJECT

☐ EXHIBIT C - WORK LETTER ☒ EXHIBIT D - COMMENCEMENT DATE

☒ EXHIBIT E - RULES AND REGULATIONS ☒ EXHIBIT F - TENANT’S PERSONAL PROPERTY

☒ EXHIBIT G - EXISTING FF&E

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project that are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Subject to the terms and conditions of this Lease, Tenant shall have the appurtenant right to use the Common Areas along with others having the right thereto. The Common Areas shall include, without limitation, any common amenities now or hereafter located in, on or otherwise serving the Project, if any, as may exist from time to time, as determined by Landlord in Landlord’s sole and absolute discretion (each, a “Project Amenity” and collectively, the “Project Amenities”). Landlord reserves the right to modify the Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of or access to the Premises for the Permitted Use. From and after the Commencement Date through the expiration of the Term (as defined in Section 2), Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs required or permitted to be performed by Landlord under this Lease, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver the Premises to Tenant by the date that is 90 days after the Target Commencement Date (as such date may be extended for delays caused by Tenant or Force Majeure (as defined in Section 34) delays, the “Abatement Date”), then, commencing on the first day immediately following the expiration of the Subsequent Abatement Period (as defined below), Base Rent shall be abated on a day-for-day basis for each day after the Abatement Date that Landlord failed to Deliver the Premises to Tenant. If Landlord does not Deliver the Premises within 180 days of the Target Commencement Date for any reason other than delays caused by Tenant or Force Majeure delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. If Tenant does not elect to void this Lease within 10 business days of the lapse of such 180 day period (as extended by Force Majeure delays and delays caused by Tenant) such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Commencement Date” shall be the date Landlord Delivers the Premises to Tenant. The “Rent Commencement Date” shall be 90 days after the Commencement Date. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the

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“Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined in the Basic Lease Provisions and any Extension Terms which Tenant may exercise pursuant to Section 40 of this Lease.

During the Term, Tenant shall have the right to use all of the furniture, fixtures and equipment located within the Premises as of the Commencement Date (the “Existing FF&E”) and identified in further detail on Exhibit G attached hereto, at no additional cost or expense to Tenant. Tenant shall have no right to remove any of the Existing FF&E from the Premises without Landlord’s prior written consent and the Existing FF&E shall be returned to Landlord at the expiration or earlier termination of the Term in its the same condition as received, subject to ordinary wear and tear and casualty damage. Prior to the Commencement Date, Landlord shall remove any furniture, fixtures and equipment from the Premises which does not constitute Existing FF&E.

Provided that Tenant has delivered a certificate of insurance reflecting the insurance coverage required to be maintained by Tenant under Section 17, Landlord shall permit Tenant access to the Premises no later than December 1, 2023 for Tenant’s installation and setup of furniture, fixtures and equipment (“FF&E Installation”), provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with the terms of this Lease and all other reasonable restrictions and conditions Landlord may reasonably impose. All such access shall be during normal business hours for the Building. Any access to the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses.

Except as otherwise expressly set forth in this Lease: (A) Tenant shall accept the Premises and the Existing FF&E in their condition existing as of the Commencement Date; (B) Landlord shall have no obligation for any defects in the Premises or the Existing FF&E; and (C) Tenant’s taking possession of the Premises and the Existing FF&E shall be conclusive evidence that Tenant accepts the Premises and the Existing FF&E and that the Premises and the Existing FF&E were in good condition at the time possession was taken. Nothing in this paragraph is intended to limit Landlord’s repair and maintenance obligations under Section 13 of the Lease.

Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs to the Building Systems (as defined in Section 13) serving the Premises of which Tenant notifies Landlord in writing within 365 calendar days after the Commencement Date, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Tenant agrees and acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises, the Building or the Project, and/or the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises, the Building or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations that are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.	Rent.

(a) Base Rent. Tenant shall deliver to Landlord, concurrent with Tenant’s delivery of an executed copy of this Lease to Landlord, the Base Rent due for the calendar month in which the day immediately following the expiration of the Subsequent Abatement Period occurs (or, if such date does not occur on the first day of a calendar month, Base Rent for the first full calendar month following the date in which the day immediately following the expiration of the Subsequent Abatement Period occurs). Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof after the expiration of

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the Subsequent Abatement Period, in lawful currency of the United States of America, to the physical address designated by Landlord or by federally insured electronic fund transfer (“EFT”) via wire, Society for Worldwide Interbank Financial Communications (SWIFT) or automated clearing house (ACH) pursuant to the instructions provided by Landlord to Tenant (the “EFT Payment Instructions”). All EFT payments made by Tenant pursuant to this Section 3(a) must include a reference to ARE-San Francisco No. 63, LLC as well as the address of the Building (i.e., 835 Industrial Rd.). Payments of Base Rent for any fractional calendar month shall be prorated. Notwithstanding anything to the contrary contained herein, if the expiration of the Subsequent Abatement Period occurs on a day other than the first day of a calendar month, then Tenant shall pay to Landlord the prorated Base Rent for such partial month on the day immediately following the expiration of the Subsequent Abatement Period and the prepaid Base Rent delivered by Tenant pursuant to this first sentence of this Section 3(a) shall be applied to the first full calendar month following the expiration of the Subsequent Abatement Period. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

Notwithstanding anything to the contrary contained herein, so long as Tenant is not then in Default under this Lease, Tenant shall not be required to pay Base Rent for the period commencing on the Rent Commencement Date through the date that is 365 days after the Rent Commencement Date (the “Subsequent Abatement Period”). Tenant shall commence paying full Base Rent on the day immediately following the expiration of the Subsequent Abatement Period. For the avoidance of doubt, Tenant shall be required to pay Operating Expenses and all other amounts payable under the Lease during the Subsequent Abatement Period.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5) as provided in Section 5, and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period. Tenant shall pay to Landlord any and all Additional Rent due hereunder by EFT in accordance with the EFT Payment Instructions. All EFT payments made by Tenant pursuant to this Section 3(b) must include a reference to ARE-San Francisco No. 63, LLC as well as the address of the Building (i.e., 835 Industrial Rd.)

4. Adjustments. Base Rent shall be increased on each annual anniversary of the Rent Commencement Date (provided, however, that if the Rent Commencement Date occurs on a day other than the first day of a calendar month, then Base Rent shall be increased on each annual anniversary of the first day of the first full calendar month immediately following the Rent Commencement Date) (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

5. Operating Expense Payments.

(a) Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Rent Commencement Date, and continuing thereafter on the first day of each calendar month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

(b) The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with

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respect to the Project) including, without limitation, (1) Taxes (as defined in Section 9), (2) the cost of upgrades to the Building or Project or enhanced services provided at the Building and/or Project which are intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions (as defined in Section 26), (3) the cost of the Project Amenities (including, without limitation, reimbursement by Landlord to affiliates of Landlord for market rent paid by such affiliates to Landlord for Project Amenities space, commercially reasonable reduced rent, commercially reasonable subsidies or other commercially reasonable concessions which Landlord may provide in connection with the Project Amenities), (4) transportation services (including costs associated with Landlord’s operation of or participation in a shuttle service, if any), (5) the cost of repairs, improvements and replacements, provided that to the extent that such repairs, improvements and/or replacements are reasonably determined by Landlord in accordance with sound real estate accounting principles to be capital in nature (each, a “Capital Expenditure”), such costs shall be amortized over the lesser of 10 years and the useful life of such Capital Expenditure with interest at 8.5% per annum, and (6) the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent (provided, however, that during the Subsequent Abatement Period, Tenant shall be required to pay administration rent each month equal to the amount of the administration rent that Tenant would have been required to pay in the absence of there being a Subsequent Abatement Period), excluding only:

(i) the original construction costs of the Project and renovation prior to the Commencement Date and costs of correcting defects in such original construction or renovation;

(ii) capital expenditures for expansion of the Project;

(iii) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;

(iv) depreciation of the Project (except for Capital Expenditures, the cost of which are includable in Operating Expenses);

(v) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(vi) legal and other expenses incurred in the negotiation or enforcement of leases;

(vii) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(viii) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(ix) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(x) costs incurred for off-site offices or facilities maintained in connection with the management, operation, engineering, sustainability, Utility and/or security services provided to the Project and other properties owned by Landlord or affiliates of Landlord, except to the extent of the Project’s share of such costs as proportionately allocated among the Project and such other properties owned by Landlord or affiliates of Landlord served by such off-site offices or facilities;

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(xi) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(xii) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(xiii) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(xiv) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(xv) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(xvi) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(xvii) costs in connection with services or items which are not available to all tenants of the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(xviii) costs incurred in the sale or refinancing of the Project;

(xix) net income taxes of Landlord or the owner of any interest in the Project or franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein (except to the extent such taxes are in substitution for any Taxes payable hereunder);

(xx) costs arising from the gross negligence or willful misconduct of Landlord or its agents, and employees;

(xxi) any costs to remove, study, test or remediate, or otherwise related to the presence of Hazardous Materials in or about the Building or the Project for which Tenant is not responsible under this Lease;

(xxii) any item that, if included in Operating Expenses, would involve a double collection for such item by Landlord; and

(xxiii) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

For the avoidance of doubt, Tenant shall not be obligated to pay any Operating Expenses prior to the Rent Commencement Date. In addition, notwithstanding anything to the contrary contained in this Lease, Operating Expenses incurred or accrued by Landlord with respect to any Capital Expenditures that

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are reasonably expected by Landlord to reduce overall Operating Expenses (for example, without limitation, by reducing energy usage at the Project) (the “Energy Savings Costs”) shall be amortized over a period of years equal to the least of (A) 10 years, (B) the useful life of such Capital Expenditures, and (C) the quotient of (i) the Energy Savings Costs, divided by (ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such Capital Expenditures.

(c) Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement for the previous calendar year (an “Annual Statement”) showing in reasonable detail: (i) the total Operating Expenses, (ii) Tenant’s Share of Operating Expenses, and (iii) the total amount of Operating Expenses actually paid by Tenant. If Tenant’s Share of Operating Expenses for such calendar year exceeds the total amount of Operating Expenses actually paid by Tenant for such calendar year, then the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If the total amount of Operating Expenses actually paid by Tenant for such calendar year exceeds the amount of Tenant’s Share of Operating Expenses for such calendar year, then Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration or earlier termination of the Term, or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.

(d) The Annual Statement shall be final and binding upon Tenant unless Tenant, within 60 days after Landlord’s delivery to Tenant of the Annual Statement, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 60 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have a regionally or nationally recognized independent public accounting firm selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense), audit and/or review the Expense Information for the calendar year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all actual, out-of-pocket costs incurred by Tenant for the Independent Review. Tenant shall not disclose the results of any Independent Review to any third parties; provided, however, that Tenant may disclose such information to Tenant’s employees, attorneys and accountants in connection with Tenant’s business at the Premises or if required in connection with any dispute resolution proceeding between Landlord and Tenant.

(e) Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

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(f) “Tenant’s Share” shall be the percentage set forth on the first page of this Lease as “Tenant’s Share of Operating Expenses of Building,” and “Building’s Share” shall be the percentage set forth on the first page of this Lease as “Building’s Share of Operating Expenses of Project,” each as may be reasonably adjusted by Landlord for changes in the physical size of the Building and/or Project occurring thereafter. The rentable area of the Premises shall not be subject to re-measurement by either party during the Term. Landlord may equitably increase Tenant’s Share for any Operating Expenses that relate to any item of expense or cost (1) equitably and reasonably allocated only to the Premises or the Building, (2) equitably and reasonably allocated to only a portion of the Building or Project that includes the Premises, or (3) a greater proportion of which is equitably and reasonably allocated to the Premises, or a portion of the Building or Project that includes the Premises, as reasonably determined by Landlord. Landlord may equitably increase the Building’s Share for any Operating Expenses that relate to any items of expense or cost (A) equitably and reasonably allocated to only the Building or a portion of the Project that includes the Building, or (B) a greater proportion of which is equitably and reasonably allocated to the Building or a portion of the Project that includes the Building, as reasonably determined by Landlord. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6. Security Deposit. Within 10 days after the mutual execution and delivery of this Lease by the parties, Tenant shall deliver to Landlord a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the Security Deposit Amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution reasonably satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice, or by facsimile or overnight guaranty courier. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any draw down on the Letter of Credit pursuant to this paragraph, Tenant shall deliver to Landlord, within 7 business days after written demand from Landlord, a new Letter of Credit complying with all of the requirements hereof (a “Replacement Letter of Credit”) for the full Security Deposit Amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

Tenant shall deliver a Replacement Letter of Credit to Landlord at least 5 days before the stated expiration date of any then current Letter of Credit for the full Security Deposit Amount set forth in the Basic Lease Provisions. If Tenant does not provide Landlord with a Replacement Letter of Credit as required

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pursuant to the immediately preceding sentence, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit until Tenant delivers a Replacement Letter of Credit to Landlord, at which time Landlord shall refund to Tenant the amount of the cash Security Deposit to Tenant less any amount applied under this Lease.

If at any time during the Term the issuer of the Letter of Credit is declared insolvent or is placed into receivership by the FDIC or any other Governmental Authority, or if the issuer is downgraded by S&P/Moody’s (if the issuer is credit-rated) or the issuer’s 5-year Credit Default Swap spread (as quoted, and if available on Bloomberg Professional Services) goes above 250 bps at any point during the Term, then following the delivery of written notice from Landlord to Tenant, (x) Landlord shall have the right to immediately draw the full amount of the existing Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit, and (y) Tenant shall have 30 days to deliver a Replacement Letter of Credit to Landlord. If Landlord is unable to draw on the existing Letter of Credit as provide for in clause (x) above then, within 5 business days after Landlord’s delivery of written request to Tenant, Tenant shall deliver to Landlord cash in the Security Deposit Amount set forth in the Basic Lease Provisions as an interim Security Deposit until such time as Tenant delivers a Replacement Letter of Credit to Landlord. Upon Tenant’s delivery of a Replacement Letter of Credit to Landlord, Landlord shall refund to Tenant the amount of the cash Security Deposit to Tenant less any amount applied under this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall transfer any Security Deposit then held by Landlord to such transferee of Landlord’s interest. Upon such transfer, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.

7. Use.

(a) Generally. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy of the Premises, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 business days’ written notice from Landlord, discontinue any use of the Premises that is declared, in writing, by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 7. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar Legal Requirement. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project. In no event shall Tenant conduct any auction, liquidation, or going out of business sale on the Premises, or use or allow the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment which would overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner that will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

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(b) Compliance. Landlord shall be responsible, at Landlord’s cost (i) for the compliance of the Premises with Legal Requirements (including the ADA) as of the Commencement Date, and (ii) for the compliance of the Common Areas of the Project with Legal Requirements (including the ADA) as of the Commencement Date. Following the Commencement Date, Landlord shall make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements and the cost of such alterations or modifications shall (x) constitute an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located), or (y) be at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises or Alterations (as defined in Section 12 below)). Except as otherwise expressly provided in the 2 immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises and any Alterations. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all Claims (as defined in Section 16) arising out of or in connection with Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

(c) Sustainability. Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees, at no material cost to Tenant, to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.

8. Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (a) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to (i) 150% of Base Rent in effect during the last 30 days of the Term, plus (ii) Tenant’s Share of Operating Expenses, plus (iii) all other amounts payable by Tenant under this Lease, and (b) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over including, without limitation, consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (a) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (b) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (c) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (d) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (e) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. If any such Taxes are levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value

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attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and regardless of whether such improvements or alterations are affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord within 30 days after Landlord’s written demand. Taxes shall not include (a) any net income taxes of Landlord or the owner of any interest in the Project or franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein (except to the extent such taxes are in substitution for any Taxes payable hereunder), or (b) any penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency.

10. Parking. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. As of the Commencement Date, Tenant’s pro rata share of parking shall be approximately 2.6 parking spaces per 1,000 rentable square feet of the Premises. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.

11. Utilities; Services.

(a) Generally. Landlord shall provide or cause to be provided to the Premises, subject to the terms of this Section 11, (i) water, (ii) electricity (including lights and plugs), (iii) heat, ventilation and air conditioning (collectively, “HVAC”), (iv) power, and (v) sewer (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s direct reimbursement obligation as provided for below, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any Taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Landlord’s expense (except to the extent necessary as a result of Tenant’s disproportionate use of Utilities in which case Tenant shall pay the cost), any Utilities to be separately metered with respect to the Premises or charged directly to Tenant by the provider with respect to Tenant’s use in the Premises. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services (which may include, among other Utilities and services, telephone and internet service) which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities from any cause whatsoever shall result in eviction or constructive eviction of Tenant, termination of this Lease or, except as otherwise provided in the immediately following paragraph, the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of a Utility Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of a Utility Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to

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the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Utility Service” shall mean the following services: HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.

(b) Janitorial Services. Landlord shall, as part of Operating Expenses, provide or cause to be provided with respect to the Common Areas only, refuse and trash collection and janitorial services. Tenant shall be responsible for contracting directly with a vendor reasonably acceptable to Landlord and paying for its own janitorial services for the Premises.

(c) Emergency Generator. Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the capacity of the emergency generators located in the Building as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines. Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise. Notwithstanding anything to the contrary contained herein, Landlord shall, at least once per calendar quarter as part of the maintenance of the Building, run the emergency generator for a period reasonably determined by Landlord for the purpose of determining whether it operates when started. Landlord shall, upon written request from Tenant (not more frequently than once per calendar year), make available for Tenant’s inspection the maintenance contract and maintenance records for the emergency generators for the 12 month period immediately preceding Landlord’s receipt of Tenant’s written request. During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.

(d) Energy Usage Data. With respect to separately metered Utilities provided to the Premises that are paid for by Tenant directly to the Utility provider, if any, Tenant agrees to provide Landlord with access to Tenant’s water and energy usage data on a monthly basis, by providing Tenant’s applicable utility login credentials to Landlord’s designated online portal. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

12. Alterations and Tenant’s Property.

(a) Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the Building structure or Building Systems and shall not be otherwise unreasonably withheld, conditioned or delayed. Tenant may, subject to this terms of this Section 12, construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000.00 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be

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accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of Alterations, including Notice-Only Alterations, as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval of an Alteration shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with applicable insurance requirements and applicable Legal Requirements, and shall, subject to Section 7, implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Other than in connection with Notice-Only Alterations, Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 3% of all hard costs incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

(b) Upon Landlord’s written request, Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens. With respect to all Alterations, Tenant shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

(c) Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for all or in part by Landlord that may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods that penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, clean rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice-Only Alteration, notify Tenant in writing that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property that was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises

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and repairing any holes. Any restoration period beyond the expiration or earlier termination of the Term shall constitute a hold over pursuant to Section 8. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to reimbursement from Tenant for its actual, reasonable out-of-pocket costs incurred in connection with the preparation and negotiation of each such waiver of lien.

13. Landlord’s Repairs. Landlord, as part of Operating Expenses, shall maintain (a) all of the structural, exterior, parking and other Common Areas of the Project, including, without limitation, the roof (and roof membrane), and (b) all Building systems serving both the Premises and other portions of the Project including, without limitation, HVAC, plumbing, fire sprinklers, elevators (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until such repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 5 business days’ advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises in connection with the stoppage of Building Systems pursuant to this Section 13. Tenant shall, to the extent that Tenant has actual knowledge thereof, promptly give Landlord written notice of any repair required by Landlord pursuant to this paragraph, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 business days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. Mechanic’s Liens. Tenant shall fully discharge of record from title or from the public record, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 business days after Tenant receives notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to fully discharge of record any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the costs incurred by Landlord in

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connection therewith shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in the suite number designated to the Premises in the Basic Lease Provisions.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, members, partners, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Indemnified Parties”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of the use or occupancy of the Premises or the Project by Tenant or any Tenant Parties (including, without limitation, any act, omission or neglect by Tenant or any Tenant’s Parties in or about the Premises or at the Project) or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord Indemnified Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.

The provisions of this Section 16 shall survive the expiration or earlier termination of the Lease.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $3,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance maintained by Tenant shall include Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, members, partners, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Tenant shall (i) provide Landlord with 30 days

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advance written notice of cancellation of such commercial general liability policy, and (ii) request Tenant’s insurer to endeavor to provide 30 days advance written notice to Landlord of cancellation of such commercial general liability policy (or 10 days in the event of a cancellation due to non-payment of premium). Certificates of insurance showing the limits of coverage required hereunder and showing the Landlord Insured Parties and Additional Insured Parties (as defined below) as an additional insureds, shall be delivered to Landlord by Tenant (i) concurrent with Tenant’s delivery to Landlord of a copy of this Lease executed by Tenant, and (ii) prior to each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, prior to the expiration of such policies, furnish Landlord with renewal certificates.

Upon written request of Landlord, Tenant shall, in addition to the Landlord Insured Parties, include the following parties as additional insureds under Tenant’s commercial general liability insurance (collectively, “Additional Insured Parties”): (i) any Holder of a Mortgage encumbering the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of any Holder of a Mortgage encumbering the Project or any portion thereof and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice from Tenant to Landlord delivered within 10 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete

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as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice from Tenant to Landlord delivered within 10 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Promptly following the date that Landlord makes the Premises available to Tenant for Tenant’s repairs and/or restoration, Tenant shall, at Tenant’s expense, promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Materials Clearances, all repairs or restoration (which restoration shall be performed as an Alteration in accordance with Section 12) not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Base Rent shall be abated from the date all required Hazardous Materials Clearances are obtained until the Premises are repaired and restored, in the proportion that the area of the Premises, if any, that is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. In the event that no Hazardous Materials Clearances are required to be obtained by Tenant with respect to the Premises, Base Rent shall be abated commencing on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation that is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord or Tenant to the other this Lease shall terminate and Rent shall be apportioned as of such date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

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20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 business days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises. Tenant shall abandon the Premises for a period in excess of 180 days (for any reason other than a casualty, condemnation, a Force Majeure event or in connection with Alterations performed at the Premises). Tenant shall not be deemed to have abandoned the Premises if Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, (i) Tenant completes Tenant’s obligations under the Decommissioning and HazMat Closure Plan in compliance with Section 28, (ii) Tenant has obtained the release of the Premises of all Hazardous Materials Clearances and the Premises are free from any residual impact from the Tenant HazMat Operations and provides reasonably detailed documentation to Landlord confirming such matters, (iii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iv) Tenant continues during the balance of the Term to satisfy and perform all of Tenant’s obligations under this Lease as they come due.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to fully discharge or record or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 business days after any such lien is filed against the Premises.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief that is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h) Financial Information. Tenant fails to provide any financial information required to be delivered by Tenant to Landlord pursuant to Section 42(c) following written request from Landlord, within 5 days after a second written notice requesting such financial information.

(i) Security Deposit. Tenant fails to comply with the requirements of Section 6.

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(j) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant. Any notice given under Section 20(j) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice. Notwithstanding the foregoing, if the nature of Tenant’s default pursuant to Section 20(j) is such that it cannot be cured by the payment of funds, does not affect the safety, security or integrity of the Building or Building Systems or affect other occupants of the Project and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 45 days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i) Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy that it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A) The worth at the time of award of any unpaid rent that has been earned at the time of such termination; plus

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(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii) Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to the terms of Section 22). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d) Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach

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of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof that are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities that were owners thereof as of the Effective Date to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company as of the Effective Date, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, Tenant shall have the right to undergo a public offering which results in a change in control of Tenant and such change of control shall not constitute an assignment under this Section 22 requiring Landlord consent.

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 90 calendar days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (ii) refuse such consent, in its reasonable discretion. Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) intentionally omitted; (7) Landlord or an affiliate of Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the

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proposed assignee or subtenant will violate any applicable Legal Requirement; (9) intentionally omitted; (10) the proposed assignee or subtenant is an entity with whom Landlord is then currently negotiating to lease space in the Project and Landlord has comparable space available to lease; or (11) the assignment or sublease is prohibited by the Holder of a Mortgage encumbering all or a portion of the Project. No failure of Landlord to deliver a timely notice in response to the Assignment Notice shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Tenant and any assignee or sublessee shall execute a reasonable form of acknowledgment of assignment or sublease, as applicable, acceptable to Landlord on or before the effective date of the Control Permitted Assignment.

In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord ((x) unless Tenant is prohibited from providing such notice by applicable Legal Requirements in which case Tenant shall notify Landlord promptly thereafter, and (y) if the transaction is subject to confidentiality requirements, Tenant’s advance notification shall be subject to Landlord’s execution of a non-disclosure agreement reasonably acceptable to Landlord and Tenant) but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of (A) the Commencement Date, or (B) as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) within 5 days after the effective date of the Corporate Permitted Assignment, Tenant and such assignee shall execute a reasonable form of acknowledgment of assignment reasonably acceptable to Landlord pursuant to which, among other things, such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease, and the assignee shall deliver a certificate of insurance to Landlord satisfying the Tenant’s insurance requirements under Section 17 (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by

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any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration attributable to Tenant’s interest in this Lease or incident thereto in any form) exceeds the sum of the Base Rent and Operating Expenses payable under this Lease (or, during the Subsequent Abatement Period, Base Rent that would have been payable during the Subsequent Abatement Period but for the abatement of Base Rent provided for in Section 3(a)) with respect to the applicable portion of the Premises (excluding however, any Rent payable under this Section) and actual and reasonable and customary brokerage fees, legal costs, market inducements, improvement allowances, and any design or construction fees (collectively, the “Sublease/Assignment Costs”) directly related to and required pursuant to the terms of any such sublease or assignment (“Excess Rents”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 30 days following receipt thereof by Tenant. For the purpose of calculating Excess Rents, the Sublease/Assignment Costs shall be amortized on a straight-lined basis over the term of the applicable sublease or assignment. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii)

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acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within 5 days after Tenant’s receipt of a second written notice from Landlord shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. Such rules and regulations may include, without limitation, rules and regulations relating to the use of the Project Amenities and/or rules and regulations which are intended to encourage social distancing, promote and protect health and physical well-being within the Building and the Project and/or intended to limit the spread of communicable diseases and/or viruses of any kind or nature that are more virulent than the seasonal flu (collectively, “Infectious Conditions”), provided that such rules and regulations are in compliance with applicable Legal Requirements and applied to all tenants of the Project on a non-discriminatory basis. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between such rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

As of the Effective Date, there is no existing Mortgage encumbering the Project.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in broom clean condition (a) in the same condition as received (except for any Alterations or Installations permitted by Landlord to remain in the Premises pursuant to Section 12), subject to ordinary wear and tear and casualty loss and condemnation

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covered by Sections 18 and 19, (b) with all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building removed, (c) free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord or any of Landlord’s employees, agents and contractors (collectively, “Tenant HazMat Operations”), and (d) released of all Hazardous Materials Clearances. At least 3 months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Decommissioning and HazMat Closure Plan”). Such Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Decommissioning and HazMat Closure Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Landlord shall have the right to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord for its actual, out-of-pocket costs incurred in connection with its review of the Decommissioning and HazMat Closure Plan and Tenant’s implementation of the same by Landlord’s environmental consultant; provided such amount shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Decommissioning and HazMat Closure Plan approved by Landlord, or if Tenant shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Upon the expiration or earlier termination of the Term, Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE,

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BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. Nothing herein shall prohibit Tenant from keeping, using and storing in the Premises Hazardous Materials contained in products customarily used by tenants in de minimis quantities for ordinary cleaning and office purposes. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises immediately prior to the Commencement Date, or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party. The provisions of this Section 30 shall survive the expiration or earlier termination of this Lease.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials (other than products customarily used by tenants in de minimis quantities for ordinary cleaning and office

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purposes) to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Upon Landlord’s request, or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant or such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the Effective Date, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Landlord shall have the right, but not the obligation, to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises if there is violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant. Subject to the terms of Section 32 below, Tenant shall have the right to have a Tenant representative present while Landlord conducts tests in the Premises pursuant to this Section 30(d).

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(e) Control Areas. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%.

(f) Storage Tanks. If storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks. Notwithstanding anything to the contrary contained herein, Tenant shall have no right to use or install any underground storage tanks at the Project.

(g) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. Any period after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Decommissioning and HazMat Closure Plan) shall constitute a hold over pursuant to Section 8.

(h) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

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Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 2 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion provided that it does not affect any Building Systems, the Building structure or the Common Areas or adversely impact other occupants of the Building, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 2 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion provided that it does not affect any Building Systems, the Building structure or the Common Areas or adversely impact other occupants of the Building, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 2 business days’ advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 12 months of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises

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are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions, provided that such instruments do not materially increase Tenant’s obligations or materially decrease Tenant’s rights under this Lease. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, cyberattacks, ransomware attacks and similar events, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”). Notwithstanding anything to the contrary contained herein, in no event shall Force Majeure excuse Tenant’s obligation to vacate and surrender timely the Premises in accordance with the terms and conditions of this Lease.

35. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Jones Lang LaSalle. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Jones Lang LaSalle, claiming a commission or other form of compensation, if any, by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS

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PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

Tenant acknowledges and agrees that measures and/or services implemented at the Project, if any, intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, may not prevent the spread of such Infectious Conditions. Neither Landlord nor any Landlord Indemnified Parties shall have any liability and Tenant waives any claims against Landlord and the Landlord Indemnified Parties with respect to any loss, damage or injury in connection with (x) the implementation, or failure of Landlord or any Landlord Indemnified Parties to implement, any measures and/or services at the Project intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, or (y) the failure of any measures and/or services implemented at the Project, if any, to limit the spread of any Infectious Conditions.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s reasonable discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings which are visible from the outside the Premises, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Suite entry signage shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord and Tenant’s name and suite number shall be included on the Building lobby directory. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The Building lobby directory shall be provided exclusively for the display of the name and location of tenants.

Tenant shall also have the non-exclusive right to display, at Landlord’s cost and expense, a sign bearing Tenant’s name and/or logo on the monument sign serving the Building in a location designated by Landlord (the “Monument Sign”). Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant’s signage on the Monument Sign including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements. Landlord shall be responsible, at no cost to Tenant, for the design, permitting, fabrication, installation, and maintenance of Tenant’s Monument Sign. Tenant shall be responsible, at Tenant’s sole cost and expense, for the removal of Tenant’s Monument Sign at the expiration or earlier termination of this Lease and for the repair of all damage resulting from such removal.

Tenant shall also have the non-exclusive right to display 1 sign bearing Tenant’s name and/or logo on the Building-top in a location designated by Landlord (the “Building Sign”). Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant’s Building Sign including, without limitation, the

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size, color and type, shall be subject to Landlord’s prior written approval and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements. Landlord shall be responsible, at no cost to Tenant, for the design, permitting, fabrication, installation, and maintenance of Tenant’s Building Sign. Tenant shall be responsible, at Tenant’s sole cost and expense, for the removal of Tenant’s Building Sign at the expiration or earlier termination of this Lease and for the repair of all damage resulting from such removal. Tenant shall have the right to approve the design of the Building Sign prior to installation of the same by Landlord.

39. Right to Expand.

(a) Expansion in the Building. Subject to the rights of existing tenants of the Project as of the Effective Date and to the terms of this Section 39(a), Tenant shall have the ongoing right during the Base Term, but not the obligation, subject to the terms of this Section 39(a), to expand the Premises (the “Expansion Right”) to include the Expansion Space upon the terms and conditions in this Section 39. For purposes of this Section 39(a), “Expansion Space” shall mean the balance of the Building which is not occupied by a tenant or which is occupied by a then-existing tenant whose lease is expiring within 36 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space. If all or a portion of the Expansion Space becomes available, Landlord shall, at such time as Landlord shall elect so long as Tenant’s rights hereunder are preserved, deliver to Tenant written notice (the “Expansion Notice”) of the availability of such Expansion Space, together with the terms and conditions on which Landlord is prepared to lease Tenant such Expansion Space. For the avoidance of doubt, Tenant shall be required to exercise its right under this Section 39(a) with respect to all of the space described in the Expansion Notice (“Identified Space”). Tenant acknowledges and agrees that the term of this Lease with respect to the Identified Space may not be co-terminous with the Term of this Lease with respect to the then-existing Premises. Tenant shall have 10 business days following receipt of the Expansion Notice to deliver to Landlord written notification of Tenant’s exercise of the Expansion Right (“Exercise Notice”) with respect to the Identified Space. If Tenant does not deliver an Exercise Notice to Landlord within such 10 business day period, then Tenant shall be deemed to have waived its rights under this Section 39(a) to lease the Identified Space, and Landlord shall have the right to lease the Identified Space to any third party on any terms and conditions acceptable to Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall have no right to exercise the Expansion Right and the provisions of this Section 39(a) shall no longer apply after the date that is 12 months prior to the expiration of the Base Term if Tenant has not exercised its Extension Right pursuant to Section 40.

(b) Amended Lease. If: (i) Tenant fails to timely deliver an Exercise Notice, or (ii) after the expiration of a period of 10 business days after Landlord’s delivery to Tenant of a lease amendment for Tenant’s lease of the Identified Space, no lease amendment for the Identified Space acceptable to both parties each in their reasonable discretion after using diligent good faith efforts negotiate the same, has been executed, Tenant shall, notwithstanding anything to the contrary contained herein, be deemed, subject to its ongoing right under Section 39(a) above, to have waived its right to lease such Identified Space.

(c) Exceptions. Notwithstanding the above, the Expansion Right shall not be in effect and may not be exercised by Tenant:

(i) during any period of time that Tenant is in default under any provision of this Lease (after receipt of written notice and beyond any applicable notice and cure periods); or

(ii) during any period that Tenant (and any transferee pursuant to a Permitted Assignment) is occupying less than 100% of the Premises; or

(iii) if Tenant has been in default (after receipt of written notice and beyond any applicable notice and cure periods) under any provision of this Lease 3 or more times, whether or not such defaults have been cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

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(d) Termination. The Expansion Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely delivery of an Exercise Notice if, after such delivery, but prior to the commencement date of the lease of such Identified Space, (i) Tenant fails to cure any default by Tenant under this Lease prior to the expiration or any applicable notice and cure periods; or (ii) Tenant has Defaulted (beyond any applicable notice and cure periods) 3 or more times during the period commencing on the date of delivery of an Exercise Notice through the date of the commencement of the lease of the Identified Space, whether or not such Defaults have been cured.

(e) Subordinate. Tenant’s rights in connection with the Expansion Right are and shall be subject to and subordinate to any expansion rights existing as of the Effective Date.

(f) Rights Personal. The Expansion Right is personal to Tenant and is not assignable without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any assignment of this Lease that constitutes a Permitted Assignment.

(g) No Extensions. The period of time within which the Expansion Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Right.

40. Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 36 months each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent) by giving Landlord written notice of its election to exercise each Extension Right at least 12 months prior, and no earlier than 15 months prior, to the expiration of the Base Term of this Lease or the expiration of the prior Extension Term.

Upon the commencement of each Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in Class A laboratory/office buildings in the San Mateo/San Carlos/Redwood City area for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, views, available amenities (including, without limitation, the Project Amenities, age of the Building, age of mechanical systems serving the Premises), parking costs, leasing commissions, allowances or concessions, if any. Notwithstanding the foregoing, the Market Rate shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of such Extension Term increased by the Rent Adjustment Percentage multiplied by such Base Rent. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

If, on or before the date which is 240 days prior to the expiration of the Base Term of this Lease or the prior Extension Term, as applicable, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of this Lease for the Extension Term.

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(b) Arbitration.

(i) Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the San Francisco peninsula area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the San Francisco peninsula area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Rights shall not be in effect and Tenant may not exercise the Extension Rights:

(i) during any period of time that Tenant is in default under any provision of this Lease (after receipt of written notice and beyond any applicable notice and cure periods); or

(ii) during any period that Tenant (and any transferee pursuant to a Permitted Assignment) is occupying less than 100% of the Premises; or

(iii) if Tenant has been in default (after receipt of written notice and beyond any applicable notice and cure periods) under any provision of this Lease 3 or more times, whether or not such defaults have been cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Extension Right.

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(d) Rights Personal. The Extension Rights are personal to Tenant and is/are not assignable without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any assignment of this Lease that constitutes a Permitted Assignment of this Lease.

(e) No Extensions. The period of time within which the Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such Extension Rights.

(f) Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any Default by Tenant under this Lease (beyond any applicable notice and cure periods); or (ii) Tenant has Defaulted (beyond any applicable notice and cure periods) 3 or more times during the period commencing on the date of the exercise of such Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults have been cured.

41. Intentionally Omitted.

42. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be delivered by (i) reputable overnight guaranty courier, (ii) hand delivery with signature confirming receipt, or (iii) email transmission to the email address set forth in the Basic Lease Provisions for the applicable party, which email includes in the subject line (x) the Project address, (y) Tenant name and (z) “NOTICE UNDER LEASE” in all caps, provided a hard copy of any email notice is also sent the same day by one of the delivery methods provided in sub-sections (i) or (ii) (each, a “Follow Up Notice”). Notices delivered pursuant to the delivery methods provided in sub-sections (i) or (ii) shall be deemed duly given when actually received by the addressee or when delivery thereof is refused. Notices delivered via email and sent during the hours of 8:00 a.m. and 3:00 p.m. PST shall be deemed duly given on the day sent; provided, however, that any email notice delivered on a Saturday, Sunday or legal holiday observed in the State of California, or after 3:00 p.m. PST shall be deemed given on the next day that is not a Saturday, Sunday or legal holiday observed in the State of California. For the avoidance of doubt, for an email notice to be effective as provided in the immediately preceding sentence, a Follow Up Notice must be delivered to the addressee of the email notice within 48 hours of the date that the email notice is delivered. If a Follow Up Notice is not received within such 48-hour period, actual notice will be deemed to have been given on the date that the Follow Up Notice is delivered rather than on the date of delivery of the email notice. Notwithstanding anything to the contrary contained herein, notice sent via email shall in no event constitute a notice hereunder if the sender receives notice or otherwise has knowledge that the email notice was not properly transmitted or otherwise received by the addressee. All notices shall be delivered to the parties at their addresses set forth in the Basic Lease Provisions. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Financial Information. Tenant shall furnish to Landlord true and complete copies of (i) upon Landlord’s written request on an annual basis, Tenant’s most recent audited annual financial statements, provided, however, that Tenant shall not be required to deliver to Landlord such annual financial statements for any particular year sooner than the date that is 90 days after the end of each of Tenant’s fiscal years during the Term, (ii) upon Landlord’s written request on a quarterly basis, Tenant’s most recent unaudited quarterly financial statements; provided, however, that Tenant shall not be required to deliver to Landlord such quarterly financial statements for any particular quarter sooner that the date that is 45 days after the end of each of Tenant’s fiscal quarters during the Term, (iii) upon Landlord’s written request from

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time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) upon Landlord’s written request from time to time, corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) upon Landlord’s written request from time to time, any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Notwithstanding anything to the contrary contained in this Lease, Landlord’s written request for financial information pursuant to this Section 42(c) may delivered to Tenant via email. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 42(c) shall not apply.

(d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j) OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

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(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l) Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m) No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n) Landlord’s Proprietary Operations. Tenant acknowledges that Landlord has informed Tenant that Landlord has been made aware of third parties contacting tenants of Landlord and Landlord’s affiliates requesting information regarding Landlord’s business operations including, without limitation, the type and quality of services provided by Landlord and its affiliates to such tenants. Tenant further acknowledges that Landlord’s business operations are proprietary to Landlord and that the sharing by tenants of information regarding Landlord’s business operations with third parties may result in damages to Landlord which would be extremely difficult or impossible to ascertain. Except as expressly provided in the following sentence, absent prior written consent from Landlord, Tenant shall hold confidential and will not disclose to third parties, information regarding the Building Systems, controls, equipment, programming, vendors, and specialized amenities of Landlord. Notwithstanding the foregoing, Tenant may disclose such information (v) to Tenant’s brokers in connection with any assignment or sublease of this Lease and/or any portion of the Premises, (w) to Tenant’s affiliates, provide that Tenant advises Tenant’s affiliates such information is confidential, (x) to third parties as reasonably required to facilitate Tenant’s business and operations within the Premises (which may include disclosure to successors of Tenant’s interest in the Lease, subtenants and licensees), provided that Tenant deliver written notice to all parties requiring them to treat such information as confidential and not disclose to other parties, (y) for compliance with a valid order of a court or other governmental body having jurisdiction, or any law, statute, or regulation, or as otherwise required by law, and (z) in connection with Tenant’s enforcement of its rights under this Lease. For avoidance of doubt, disclosure of (i) information ascertainable from signage at the Project, (ii) the mere existence of a restaurant, fitness center or conference center at the Project, or (iii) any information contained in Landlord’s marketing materials for the Project, will not violate the disclosure limitations set forth in this paragraph.

(o) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses, lab coats and/or gloves. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(p) Redevelopment of Project. Tenant acknowledges that Landlord, in its sole discretion, may from time to time, subject to the terms of the fifth sentence of Section 1 of this Lease, expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation: (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances,

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exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project, provided that such actions do not materially adversely affect Tenant’s use of or access to the Premises for the Permitted Use. Tenant acknowledges and agrees that construction noise, vibrations and dust associated with normal construction activities in connection with any redevelopment of the Project are to be expected during the course of such construction. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises or materially adversely impact Tenant’s use and occupancy of the Premises and/or access to parking at the Project, other than on a temporary basis while construction and related work may be ongoing.

(q) EV Charging Stations. To the extent that the Project is not exempt Section 1952.7 of the California Civil Code, Landlord shall not unreasonably withhold its consent to Tenant’s written request to install 1 or more electric vehicle car charging stations (“EV Stations”) in the parking area serving the Project; provided, however, that Tenant complies with all reasonable requirements, standards, rules and regulations which may be imposed by Landlord, at the time Landlord’s consent is granted, in connection with Tenant’s installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, the charge to Tenant of a reasonable monthly rental amount for the parking spaces used by Tenant for such EV Stations, Landlord’s designation of the location of Tenant’s EV Stations, and Tenant’s payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant’s EV Station(s). Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant’s parking rights at the Project.

(r) California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such

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CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 30 days after Tenant’s receipt of an invoice therefor from Landlord.

(s) Shuttle Services. Landlord and affiliates of Landlord plan to provide a campus shuttle service for the Project and other buildings in the vicinity of the Project that are owned by affiliates of Landlord (the “Shuttle Service”); provided, however, that neither Landlord nor any affiliate of Landlord shall be obligated to provide the Shuttle Service (or, once the Shuttle Service has commenced, to continue providing the Shuttle Service for any specific period of time) or to cause the Shuttle Service to follow any specific route, make any specific stops, or adhere to any specific schedule or hours of operation. If Landlord and affiliates of Landlord actually commence operation of the Shuttle Service, (i) Landlord shall give Tenant written notice of the date such operation will commence (“Shuttle Services Commencement Date”) and the planned route, stops, schedule, and hours of operation, (ii) Landlord shall permit Tenant’s employees actually employed at the Project to use the Shuttle Service, and (iii) regardless of whether Tenant’s employees use the Shuttle Services, commencing on later to occur of (x) the Shuttle Services Commencement Date, or the Rent Commencement Date, through the earlier of the expiration of the Term or the date that Landlord permanently ceases to provide Shuttle Service, Operating Expenses shall include the cost of provision the Shuttle Service (the “Shuttle Service Costs”). Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the commencement or continued availability of the Shuttle Service and that Tenant is not entering into this Lease with an expectation that the Shuttle Service shall commence or continue to be available to Tenant throughout the Term.

(t) Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

(u) Prevailing Party’s Fees. In the event that either party should bring suit or commence any suit or proceeding related to this Lease against the other party, then all reasonable costs and expenses, including reasonable attorneys’ fees and expert fees, incurred by the prevailing party relating to such legal action shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:
CARGO THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Gina Chapman

Name:	Gina Chapman

Its:	CEO

☒ I hereby certify that the signature, name, and title above are my signature, name and title
and

By:	/s/ Anup Radhakrishnan

Name:	Anup Radhakrishnan

Its:	CFO

☒ I hereby certify that the signature, name, and title above are my signature, name and title
LANDLORD:
ARE-SAN FRANCISCO NO. 63, LLC,
a Delaware limited liability company
By:	Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,
managing member
By:	ARE-QRS Corp.,
a Maryland corporation, general partner

By: /s/ Kristen Childs Its: Vice President-Real Estate

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EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

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835 Industrial Road - Suite 300/Cargo Tx - Page 1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

835 Industrial Road - Suite 300/Cargo Tx - Page 1

EXHIBIT C TO LEASE

INTENTIONALLY OMITTED

835 Industrial Road - Suite 300/Cargo Tx - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this     day of      ,    , between ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company (“Landlord”), and CARGO THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated      , 2023 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is      ,    , the Rent Commencement Date is      ,    , and the termination date of the Base Term of the Lease shall be 11:59 p.m. on      ,    . In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

CARGO THERAPEUTICS, INC.,
a Delaware corporation

By:
Name:
Its:

☐ I hereby certify that the signature, name, and title above are my signature, name and title

LANDLORD:

ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

By: ARE-QRS Corp., a Maryland corporation, general partner

By:
Its:

Rules and Regulations 835 Industrial Road - Suite 300/Cargo Tx - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1.

The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.

Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.

Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.

Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.

If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.

Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.

Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.

Tenant shall use commercially reasonable efforts to maintain the Premises free from rodents, insects and other pests.

9.

Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.

Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.

Tenant shall give Landlord prompt notice of any defects of which Tenant actually becomes aware in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.

Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

Rules and Regulations 835 Industrial Road - Suite 300/Cargo Tx - Page 2

13.

All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.

No auction, public or private, will be permitted on the Premises or the Project.

15.

No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.

The Premises shall not be used for lodging, sleeping or cooking (except that Tenant may use microwave ovens, toasters and coffee makers in the Premises for the benefit of Tenant’s employees and contractors in an area designated for such items, but only if the use thereof is at all times supervised by the individual using the same) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No illegal gaming devices shall be operated in the Premises.

17.

Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.

Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.

Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20.

Tenant shall cause any vendors and other service providers providing regular service at the Project (including, service providers hired by Tenant to perform services with respect to the Building Systems or to perform janitorial services with respect to the Premises) hired by Tenant to perform services at the Premises or the Project to maintain in effect workers’ compensation insurance as required by Legal Requirements and reasonable commercial general liability insurance with coverage amounts reasonably acceptable to Landlord. Tenant shall cause such vendors and service providers to name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies and shall provide Landlord with certificates of insurance evidencing the required coverages (and showing Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies) prior to the applicable vendor or service provider providing any services to Tenant at the Project.

21.

Neither Tenant nor any of the Tenant Parties shall have the right to photograph, videotape, film, digitally record or by any other means record, transmit and/or distribute any images, pictures or videos of all or any portion of the Premises or the Project that could identify the Project or the name of the Project, or that identify Landlord or any other tenants or any affiliates of Landlord or any other tenants. The foregoing is not meant to prohibit individual employees from taking and disseminating photos of themselves or other people within the Premises or at the Project so long as neither the Building nor any proprietary information, equipment or improvements of Landlord are included within such photos or preclude Tenant from recording the Premises or portions of the Project in which the Premises is located for security purposes with security cameras included as part of a security system installed by Tenant as an Alteration pursuant to Section 12 of the Lease.

22.

Tenant shall regularly review the guidelines published by the Centers for Disease Control (CDC) and any state and/or local Governmental Authorities, and will implement the practices and procedures suggested thereby, as well as industry standard best practices, to prevent the spread of Infectious Conditions, including, without limitation, COVID-19.

Rules and Regulations 835 Industrial Road - Suite 300/Cargo Tx - Page 3

23.

Landlord may exclude or expel from the Project any person that is exhibiting symptoms associated with any currently known or unknown Infectious Condition.

835 Industrial Road - Suite 300/Cargo Tx - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

835 Industrial Road – Suite 300/Cargo Tx - Page 2

EXHIBIT G TO LEASE

EXISTING FF&E

Room Name Item Name/Description MB RT Scepter Automated Cell Counter MB RT MB RT MB RT Nikon Eclipse T5100 Microscope Nikon Eclipse TS100 Microscope MB RT Reagent Prep Reagent Prep Plate Sealer Reagant Prep Proting Yeast Nikon Eclipse TS100 microscope Edgertronic High Speed Camera PLATE INCUBATOR Analytical Balance, Max. 200g Micro Balance MFR Millipore Nikon Nikon Edgertronic Thermo Fisher Metler-Toledo Axygen Make and Model No. Serial Scepter 20 Automated Cell Counter C0013158 HERAtherm IMH180-541665974 AS220.RZ PlateMax SPX2202 422439 LAHSAXY-1301009 Ohaus Nikon 8918598367 Eclipse TS100 MB SELECTION MICROSCOPY MICROSCOPY MICROSCOPE FACS SORTER (HD FACSJazz) BD Zeiss BD FACS-lazz Axio Scan.21 IZ6554900050 4631001065 Pannoramic Scan 3dHISTECH Pannoramic Scan 2 Nikon Nie Microscope system plus Nikon Ni-E MICROSCOPE Microscope system plus. Nikon ProtEng Upstream Trinocular Microscope Nikon DS-RIZ Nikon Edipse T5100 151093 Eclipse TS2 and one Tissue Culture Microscope NIKON TS2R gentleMACS Octo invitro gentleMACS Octo Dissociator w/heaters Menyi Biotec Dissociator with Theaters invitro Microscope eclipse Nikon TS2 Proting Downstream Azure C200 Imaging System Azure Azure C200 2101 Epitope ID AKTA Pure L Cytiva AKTA Pure Epitope ID AKTA Sample pump AKTA Sample pump 59 FPLC-NGC Quest 100 Plus Chromatography System Epitope ID Bio-Rad + Comp Epitope ID FPLC autosampler Teledyne CETAC Åð³òîðå 10 HPLC + Autosampler + Comp - Agilent (black and white one) Agilent 1260 Infinity II CB Facs TC Eclipse T5100 microscope/camera/PC Nikon Clean Corridor CB Facs Core Hoshizaki F-801MWH Ice flaker F-801MWH 4 DEG Hoshizaki Kenmore Bio-Rad NGC Quest™ 100 System, 7890004 ASX-560 BIO-RAD Nikon, T5100/Amazon center bench center bench w/NGC center bench under beam D11242F Kenmore. Fridge CB Facs Core -20 DEG Frigidaire Frigidaire CB Facs Core 4’ BSC 11-A2 (no UV) Baker Baker CB Facs Core FLAM CAB/large NA CB Facs Core 4’ BSC 11-A2 Baker Baker MB RT 4 DEG Refrigerator Kenmore MB RT 4C Refrigerator, BIRC Supplies Denby Products Danby Designer WA44503170 11409010050 MB RT SG504 Biosafety Cabinet Baker SterilGARD SG 504 SterilGARD SG503A- 114055 MB RT BSC: SG503A-HE W/FICKAIR Baker 107537 HE MB RT S’ CLASS 11A (Esco Master Mix hood) ESCO MB RT Portable bench 72X30 MB RT Portable bench 60X30 MB RT Lab (Island) Bench, 48 nx30in modular Unit 60X30 MB RT Lab (Island) Bench, 48 nx30in modular Unit 60X30 DOCVARIABLE #ONDOCID I MERGEFORMAT 758013178.6 ALEXANDRIA Copyright © 2005-2023 Alexandria Real Estate Equities, Inc. All rights reserved. Confidential and Proprietary-Do Not Copy or Distribute. ALEXANDRIA and the Lighthouse Logo are registered trademarks of Alexandria Real Estate Equities, Inc. 835 Industrial Road - Suite 300/Cargo Tx - Page 3

835 Industrial Road – Suite 300/Cargo Tx - Page 3

Reagent Prep Reagent Prep Reagent Prep Cryo Fre Cryo Fiz MB RT MB RT MB RT MB RT MB RT MB RT MB RT Reagent Prep Lab Island) Bench, 48ink30in modular Unit Lab Island) Bench, 48inx30in modular Unit Lab (Island) Bench, 48inx30in modular Unit Lab (Island) Bench, 48inx30in modular Unit Lab (Island) Bench, 48inx30in modular Unit Lab (Island) Bench, 48ink30in modular Unit S’ CLASS 11A (Esco Master Mix hood) -20 DEG Freezer 4 DEG Refrigerator Build-in flammable cabinet build-in chemical cabinet -80 Freezer #1 6CX30 60X30 60X30 48X30 ESCO Kenmore Kenmore Lab Bench, 5ft, w/ shelf Cryo Frz -80 Freezer #2 Panasonic MDF-U7GVA 12077N0043 Panasonic MDF-U7GVA 15107N0260 Cryo Frz Lab Bench, 4ft, w/ shelf Cryo Fr Lab Table, 4ft Cryo Fre LN2 dewar Cryo Frz LN2 Sample CryoStorage Unit Worthington 24K-CS200 30876 Lab bench 4ft x 3ft BSC Baker BSC Baker Steril Gard Steril Gard 6ft portable lab bench with shelves MB Post Amo -20 DEG Freezer Kenmore -20 DEG Freezer Kenmore MB Post Amp MB Post Amp MB Post Amp MB Post Amp MB Post Amp MB Post Amp MB Post Amp TS SOLV Rad Lab - Hot -20 DEG Fre -20 DEG Freezer Skinny Freezer-20C Skinny Fridge 4C Small-20 Freezer Fume HoodFLAM CAB Semans Semans 4’ BSC-Class II B2 Baker Company BlochemGard: BCG401 137304 Rad Lab-Hot 4t BSC-class 2 Baker Company sterikard Model: SG 403 Advance: 69151 Panasonic-80C (Mouse tissues) TM-MB ASSAY LAB DD DELI Fisher TM-MB ASSAY LAB -20 Freezer American Biotech Supply ABT-HC-MFP-20 Fisher Isotemp GTFBG45CPLA 300404420 ABS-21056829-2111 TM-MB ASSAY LAB-80 Fr DO DELI DO DELI Thermo Fisher Scientif Thermo Fisher Scientific TSX Series 1124365701211003 TSX60086A Combo freezer/Fridge kemare Combo freezer/fridge kenmore Trans Sci Accucold Pharmaceutical Storage 4 degree Accucold ProtEng Yeast MPR-715F combo Lab fridge/freezer PHCB Proting Yeast 485C Esco ProtEng Yeast ac Deli Fridge PHCB MPR-715F Comba Labculture Reliant 18039030 Gen 2E Class Type 2020-150474 A2 BSC MPR-1412-PA 21010005 DOCVARIABLE #DNDocID \ MERGEFORMAT 758013178.6 ALEXANDRIA. Copyright © 2005-2023 Alexandria Real Estate Equities, Inc. All rights reserved. Confidential and Proprietary-Do Not Copy or Distribute. ALEXANDRIA and the Lighthouse Logo are registered trademarks of Alexandria Real Estate Equities, Inc. 835 Industrial Road - Suite 300/Cargo Tx - Page 4

835 Industrial Road – Suite 300/Cargo Tx - Page 4

MB HELPER MB SELECTION MB SELECTION GLASSWASH GLASSWASH 4 DEG/-20 DEG 4 DEG/-20 DEG Ice Maker Ice Maker Panasonic F-330BAH Cubelet ice Hoshizak Maker Steris Autoclave E coli Lab Table Lab Table Media Prep Mili-Q Integral 15 system Millipore MilliQ Integral 15 System MDF-U33V-PA Ultra Panasonic outside of Upstream Panasonic Narrower 80 froozer Proting Upstream Deli Fridge double doors Proting Upstream PO 4655 Class Type A2 BSC ProtEng Upstream BSC 11-A2 Proting Upstream -20 DEG Proting Upstream 4 DEG ProtEng Upstream 6 CLASS IIA PHCHI NuAire ESCO Kenmore Kenmore Low Temp Freezer NU-543-400 Nuaire Class BSC AC2-4s9 white box type 176565101216 2018-125621 WB23250682 white-box type WA40602545 ESCO LA2-6A2-E-PORT 2019-140072 ESCO LA2-4A2-E-PORT ProtEng Upstream 4 BSC 11-A2 #2 ESCO 2020-158843 AF ESCO LA2-642-E-PORT Proting Upstream 6 BSC 11-A2 #2 ESCO 2020-159883 AF ProtEng Upstream Pharmaceutical Refrigerator Panasonic MPR-721-PA 17020067 Tissue Culture 4 DEG Kenmare Tissue Culture Tissue Culture Tissue Culture Tissue Culture Tissue Culture 11000 Corridor Corridor 4 DEG -20 DEG 4 TYPE IL-AZ 85C Kenmare 253.6072201 253.6072201 Kenmore 253-2104242 4 TYPE I-A2 85C Beker SterilGARD elll (4ft) BAKER BAKER BAKER 4 TYPE 11-A2: BSC -20 DEG ATOM43686 BAKER Kenmore 253.2104241 Corridor SHARED TC -80 DEG Freezer (“Clinical”) AT019125 -80 DEG Freezer AT043687 -20 Freezer Combo PO 31274 Danby Designer 4.4 Cubic Feet Compact ThermoScientific TSX60086A 1119586-801190120 ThermoScientific TSX60086A Kenmore Ab Inventory Refrigerator Target ID Deli Fridge #1 PHCBI MPR-1412-PA 19040042 Target ID Deli Fridge us Target ID -20C Freezer Target ID -20C Freezer PHCBI Kenmore Frigidaire WB45127105 WB91563159 ESCO LA2-442-E-PORT Ab Inventory 4BSC ESCO 2020-158842 AF invitro Panasonic double door deli fridge Panasonic MPR-1411-PA invitro Panasonic double door deli fridge Panasonic MPR-1411-PA 4 DEG Fridge (this was shared between Target ID and invitro Kenmore 253.6072201 Trans Sci) invitro -20 DEG Freezer Kenmore 253.2104241 ProtEng Downstream -80 DEG Panasonic MDF-U76VA-PA 17087No274 ProtEng Downstream -20 DEG PratEng Downstream DD DELI Kenmore Kenmore 21 cu ft PHCBI MPR-1412-PA 19040044 DOCVARIABLE #DNDOCID \ MERGEFORMAT 758013178.6 ALEXANDRIA. Copyright © 2005-2023Alexandria Real Estate Equities, Inc. All rights reserved. Confidential and Proprietary - Do Not Copy or Distribute. ALEXANDRIA and the Lighthouse Logo are registered trademarks of Alexandria Real Estate Equities, Inc. 835 Industrial Road Suite 300/Cargo Tx - Page 5

835 Industrial Road – Suite 300/Cargo Tx - Page 5

ProtEng Downstream 4 BSC Nuair 4 Proting Downstream PO 14591 DO DELI ProtEng Downstream Water filter: Sartorius arium comfort PHCBI Sartorius MPR-1412-PA arium comfort 1.18639E+11 Epitope 10 double door deli fridge Panasonic along wall w/Akta Inside Epitope ID Epitope ID Combo 4C fridge and -30C freezer Freezer -BOC PHC PHC CB Facs TC 4 BSC Baker CB Facs TC 6 BSC CLASS 11A Baker Baker CB Facs TC 4 DEG Whirlpool MPR-715F-PA MDF-U76VA-PA Baker, SteriGARD 404 Wrhirlpool-Fridge CB Facs TC -20 DEG (small) Kenmore Kenmore CB Facs TC Lab Bench 12000 MB RT -20 DEG Freezer Kenmore -20 DEG Freezer Kenmore MBRT -20 DEG for cDNA/RT plate storage (IRC) Kenmore 255.2970201 BLR2127118920286 ESCO LA2-4A2-E-PORT Epitope ID 4 BSC 2020-158844 AF Trans Sci Black freezer/fridge combo Kenmore Trans Sci White freeter/fridge combo kenmore Trans Sc Arium advance Sartorius (needs new tank) Utility Room LN2 distribution manifold Concoa 5771113-01-100 20C16RPT Utility Room CO2 distribution manifold Praxair Prospec PRS9000 Compressed air system with pressure vessel and air Utility Room Atlas Copco ZT 15 AP1796795 dryer Utility Room House vacuum system Atlas Copco GVS 30DA 36940 Utility Room Fireflex N2-Blast CB Facs Core Nitrogen charged pre-action fire suppression system South-Tek Systems Office workstations-approximatley 151 Office chairs approximatley 465 Lab benches Furniture in conference rooms approximately 23 Whiteboards approximatley 67 TVS-approximaticy 30 Miscelanous office furniutre in soft seating and collaboration areas Lab charis-approximatley 160 Lab workstations/benches approximatley 260 All shades @ exterior perimeter windows All shades exterior perimeter windows Hoshizak F-330BAH Ice flaker w/H9320-1 filter Hoshizaki Modular Air-cooled Ice flaks ke Machine (Hoshizaki lab grade) Freezer Ultra Low Temp All conference room AV equipment Wireless Meraki Access Points - installed Monitor arms and port replicators Monitors attached to monitor arms Polycoms in confrooms Stirling micro-centrifuge Eppendorf Eppendorf, 5438 ProtEng Veast Static non-CO2 Incubator VWR 89511-418 (Gray Conv 2.6 CF) Type Code: 51030015 42335717 ProtEng Downstream Bind Invitrogen ProtEng Downstream DindFlex TM-MB ASSAY LAB Digital Microscope Slide Scanner Invitrogen Leica Aperio AT2 7839 DOCVARIABLE #ONDOCID \ MERGEFORMAT 758013178.6 ALEXANDRIA. Copyright © 2005-2023 Alexandria Real Estate Equities, Inc. All rights reserved. Confidential and Proprietary - Do Not Copy or Distribute. ALEXANDRIA and the Lighthouse Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

ARE-Cargo Lease Amendment

[***] Certain information in this document has been excluded pursuant to Regulation S-K,

Item 601(b)(10). Such excluded information is not material and is treated by the Registrant as private or confidential.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of September 24, 2024, by and between ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company (“Landlord”), and CARGO THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of December 11, 2023 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises commonly known as Suites 300 and 400, containing approximately 99,557 rentable square feet (the “Premises”), in that certain building located at 835 Industrial Road, San Carlos, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Tenant has requested the right to permanently remove and dispose of certain items of the Existing FF&E from the Premises, consisting of (i) those certain office workstations identified on the last page of Exhibit G to the Lease, and (ii) those certain items of furniture, fixtures and equipment described on Exhibit A attached hereto (collectively, the “Disposal Items”).

C. Tenant has additionally requested the right to temporarily remove certain other items of the Existing FF&E from the Premises until the expiration or earlier termination of the Lease, consisting of those certain items of furniture, fixtures and equipment described on Exhibit B attached hereto (the “Temporarily Removed Items”).

D. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, permit Tenant to (x) permanently remove the Disposal Items from the Premises during the Term, and (y) temporarily remove the Temporarily Removed Items from the Premises during the Term.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Existing FF&E. Notwithstanding anything to the contrary contained in Section 2 of the Lease, as of the date of this First Amendment, (x) Tenant has the right to permanently remove any or all of the Disposal Items from the Premises during the Term of the Lease, and Tenant shall have no obligation to return such Disposal Items to the Premises at the expiration or earlier termination of the Lease, and (y) Tenant has the right to temporarily remove any or all of the Temporarily Removed Items from the Premises during the Term of the Lease. Tenant shall store, at Tenant’s cost, the Temporarily Removed Items that it removes from the Premises in a location and manner reasonably acceptable to Landlord. For the avoidance of doubt, Tenant acknowledges and agrees that, upon the expiration or earlier termination of the Lease, Tenant shall be required to return the Temporarily Removed Items to the Premises and surrender such items in accordance with the terms and conditions of Section 2 of the Lease. Tenant shall be required to restore and repair any damage caused by or occasioned by such removal, storage and relocation of the Disposal Items and/or the Temporarily Removed Items, as applicable, subject to ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 of the Lease.

1

2.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord hereby agrees to indemnify and hold Tenant harmless and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

3.

OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

4.	Miscellaneous.

a.  The lease (as amended by this First Amendment) is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.  This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.  This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.  Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page]

1

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

CARGO THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Anup Radhakrishnan
Its:	Chief Financial Officer

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-SAN FRANCISCO NO. 63, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS Corp.,
a Maryland corporation,
general partner

By:	/s/ Kristen Childs
Its:	Vice President – Real Estate

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

2

EXHIBIT A

DISPOSAL ITEMS

[***]

3

EXHIBIT B

TEMPORARILY REMOVED ITEMS

[***]

4

EXHIBIT B

ASSIGNMENT EFFECTIVE DATE MEMORANDUM

ASSIGNOR:	CARGO THERAPEUTICS, INC.

ASSIGNEE:	DREN BIO MANAGEMENT, INC.

ASSIGNMENT DATE:	June ___, 2025

LEASE DATE:	December 11, 2023

Pursuant to Section 3 of the Assignment, the Effective Date is hereby established as __________.

ASSIGNOR:	ASSIGNEE:

CARGO THERAPEUTICS, INC.,	DREN BIO MANAGEMENT, INC.,
a Delaware corporation	a Delaware corporation

By:	By:
Print Name:	Print Name:
Title:	Title:

EXHIBIT C

CONVEYED FF&E

[***]

EXHIBIT D

Bill of Sale

EFFECTIVE ON THE “EFFECTIVE DATE” OF THAT CERTAIN ASSIGNMENT AND ASSUMPTION OF LEASE BETWEEN SELLER AND PURCHASER OF EVEN DATE HEREWITH, FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Cargo Therapeutics, Inc., a Delaware corporation (“Seller”), does hereby transfer, assign, sell and convey to Dren Bio Management, Inc., a Delaware corporation (“Purchaser”), all of the furniture, equipment and other personal property described on Schedule 1 attached hereto (the “Assets”), which are currently located in those certain premises on the third and fourth floors of 835 Industrial Road, San Carlos, California and all warranties with respect thereto.

Seller warrants and represents that it currently holds title to the Assets free and clear of any liens. EXCEPT AS STATED IN THE PRECEDING SENTENCE, SELLER MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER REGARDING THE ASSETS AND EXPRESSLY EXCLUDES ANY SUCH WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE MANUFACTURE, FITNESS, MERCHANTABILITY, QUALITY, CONDITION, CAPACITY, SUITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS. THE ASSETS ARE SOLD TO PURCHASER AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS.

WHEREFORE, Seller has executed this Bill of Sale as of the ___ day of ________, 2025.

CARGO THERAPEUTICS, INC., a Delaware corporation

By:
Print Name:
Title:

SCHEDULE 1

Assets

[***]

EXHBIT E

Consent

[***]

EXHIBIT F

Sublease

[***] Certain information in this document has been excluded pursuant to Regulation S-K,

Item 601(b)(10). Such excluded information is not material and is treated by the Registrant as private or confidential.

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is dated as of July 1, 2024 (the “Effective Date”), by and between CARGO THERAPEUTICS, INC., a Delaware corporation (“Sublandlord”), and VAXCYTE, INC., a Delaware corporation (“Subtenant”).

RECITALS

A. Sublandlord currently leases certain premises from ARE-San Francisco No. 63, LLC, a Delaware limited liability company (the “Master Landlord” or “Landlord”), pursuant to the terms and conditions of that certain Lease Agreement, dated December 11, 2023 (the “Master Lease”), a copy of which is attached hereto as Exhibit A which has been redacted as to non-material financial terms. Pursuant to the Master Lease, Sublandlord currently leases from Master Landlord those certain premises commonly known as Suites 300 and 400 of that certain building located at 835 Industrial Road, San Carlos, California 94070, consisting of approximately 99,557 rentable square feet (“Premises”), as more particularly described in the Master Lease. All terms capitalized but undefined herein shall have the meanings ascribed to them in the Master Lease.

B. The Term of the Master Lease is scheduled to expire by its terms on March 31st, 2031.

C. Sublandlord desires to sublease a portion of the Premises to Subtenant and Subtenant desires to sublease a portion of the Premises from Sublandlord pursuant to the terms and conditions of this Sublease.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. Sublease Premises; Access to Services.

1.1 Sublandlord hereby subleases to Subtenant a portion of the Premises consisting of approximately 38,200 rentable square feet of space in Suite 300 (“Subleased Premises”), as more particularly depicted on Exhibit B, and Subtenant hereby subleases the Subleased Premises from Sublandlord, pursuant to the terms and conditions of this Sublease. Subject to Sublandlord’s obligations to perform its obligations set forth in this Section 1.1 as well as Sublandlord’ obligation to complete Sublandlord’s Work (as hereinafter defined), Subtenant shall accept the Subleased Premises in the condition and state of repair on the “Sublease Commencement Date” (defined below) in its “AS IS” and “WHERE IS” condition. Sublandlord shall deliver the Subleased Premises on the Sublease Commencement Date broom clean, vacant and free of all trash, occupants and personal property (other than the personal property set forth on Exhibit C which shall remain on the Premises throughout the Term [the “Personal Property”],

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except for the removal of the personal property in the portion of the list therein entitled “Personal Property to be Removed from the Subleased Premises” provided for in Landlord’s Consent) and fully-decommissioned in accordance with Section 28 of the Master Lease. For avoidance of doubt, all personal property which is not set forth on Exhibit C shall be removed by Sublandlord prior to and as a condition to occurrence of Sublandlord’s delivery of the Subleased Premises to Subtenant. Except as otherwise provided in this Sublease, Subtenant expressly acknowledges and agrees Sublandlord shall not have any obligation to perform any work to prepare the Subleased Premises for Subtenant’s use and occupancy other than completion of the demising work described on Exhibit D attached hereto (“Sublandlord’s Work”) which may be completed after the Sublease Commencement Date. Within ten (10) business days after the later of (a) the full execution of this Sublease by Sublandlord and Subtenant, (b) the completion of the Decommissioning and Hazmat Closure Plan (as defined in the Master Lease) for the Subleased Premises, (c) installation and activation of each and every Subtenant card reader [***] and (d) Master Landlord’s execution and delivery of the Landlord’s Consent (as defined below) (such date of delivery of possession following satisfaction of the foregoing requirements (a) through (d), the “Sublease Commencement Date”), Sublandlord shall deliver possession of the Subleased Premises to Subtenant in accordance with this Sublease.

If Sublandlord fails to cause the Sublease Commencement Date to occur on or before [***] (the “Sublease Commencement Outside Date”), Subtenant shall have the right to terminate the Sublease Agreement; in which event Subtenant will have no obligation to pay for any work performed hereunder, all improvements to the Subleased Premises will become and remain the property of Sublandlord, and neither Sublandlord nor Subtenant shall have any further obligation to each other under the Lease, except for the Surviving Obligations (as hereinafter defined). Notwithstanding the foregoing to the contrary, the Sublease Commencement Outside Date is not extendable for any reason, [***]; provided, however, (i) Sublandlord shall have provided written notice of each such extension to Subtenant promptly but, in any event, prior to then current Sublease Commencement Outside Date (and each such written notice shall expressly set forth the calendar date to which the Sublease Commencement Outside Date is being extended pursuant to the terms hereof) and (ii) the Sublease Commencement Outside Date shall not be extended as a result of Force Majeure for more than sixty (60) days in the aggregate. Sublandlord shall promptly provide Subtenant with written notice of any such claimed event of Force Majeure and Subtenant Delay, together with a reasonably detailed description of the facts and circumstances giving rise to such claimed event of Force Majeure and Subtenant Delay. As used herein, “Surviving Obligations” shall refer to the following obligations: (1) Sublandlord will refund to Subtenant any sums or deposits paid to Sublandlord by Subtenant in connection with the Lease; and (2) any indemnification obligations which expressly survive termination (by way of example and not limitation, the parties’ respective indemnification obligations herein concerning brokerage commissions).

Sublandlord shall design and perform, or cause to be performed, Sublandlord’s Work, at Sublandlord’s expense (and no such cost and expense shall be charged to Subtenant) in accordance with (i) the terms of Master Lease; (ii) all Legal Requirements and (iii) applicable professional standards of skill and care and in a good and workmanlike manner, promptly and with all due diligence. Sublandlord and Subtenant shall reasonably cooperate and coordinate regarding the manner and timing of performance of Sublandlord’s Work so as to minimize interruptions to Subtenant’s business operations in the Subleased Premises.

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Notwithstanding the foregoing to the contrary, as used herein, the “Outside Work Completion Date”) shall mean [***]. The Outside Work Completion Date is not extendable for any reason, except that Sublandlord shall have the right to extend the Outside Work Completion Date day for day for each actual day of delay in performance of Sublandlord’s Work due to Force Majeure (for avoidance of doubt, it is acknowledged that the definition of Force Majeure in the Master Lease encompasses governmental delays in the issuance of building permits) and/or Subtenant Delay; provided, however, (i) Sublandlord shall have provided written notice of each such extension to Subtenant promptly but, in any event, prior to then current Outside Work Completion Date (and each such written notice shall expressly set forth the calendar date to which the Outside Work Completion Date is being extended pursuant to the terms hereof) and (ii) the Outside Work Completion Date shall not be extended as a result of Force Majeure for more than sixty (60) days in the aggregate. Sublandlord shall promptly provide Subtenant with written notice of any such claimed event of Force Majeure and Subtenant Delay, together with a reasonably detailed description of the facts and circumstances giving rise to such claimed event of Force Majeure and Subtenant Delay. As used herein “Subtenant Delay” shall mean any actual delay in the completion of Sublandlord’s Work beyond [***], directly attributable to (i) Subtenant’s failure to act or respond within a time period or by a deadline as may be expressly required of Subtenant under the terms of this Sublease, (ii) the acts or omission (where there is a duty to act) of Subtenant or its agents, contractors, subcontractors, or employees provided, however, no such acts or omission (where there is a duty to act) under this clause (ii) shall be a basis for a “Subtenant Delay” unless and until such acts continue for [***] business days after Subtenant’s receipt of written notice thereof (which details the conduct of Subtenant or its agents or contractors causing the alleged delay) from Sublandlord, or (iii) any failure of Subtenant to provide Sublandlord with such access to the Subleased Premises as is reasonably required to complete the Sublandlord’s Work.

In the event that, Sublandlord shall fail to complete Sublandlord’s Work by the Outside Work Completion Date (which date shall be subject to extension for Force Majeure and/or Subtenant Delay to the extent set forth in the paragraph above), Subtenant shall receive a rent credit [***]. Said rent credits, if accruing, shall be applied to the installment(s) of Sublease Monthly Rent next coming due thereafter until exhausted.

1.2 In connection with the sublease grant hereunder, Subtenant shall have regular access to Sublandlord’s Glasswash & Autoclave services located on the 4th floor of the Premises solely for cleaning and sterilization of Subtenant’s instruments; provided that such use shall not include the use of or introduction of any Hazardous Materials. Subtenant shall not violate the terms or conditions of the Master Lease during any such use of the 4th floor space. Sublandlord shall have the right to enact reasonable rules and regulations in accordance with Subtenant’s use of the Glasswash and Autoclave services.

1.3 Subtenant’s authorized employees will have access to the Subleased Premises and parking (as more particularly set forth in Section 6.1(g)) on a 24/7 basis, subject to the exceptions set forth in the last sentence of Section 1 of the Master Lease. Electricity and elevator service will be provided to the Subleased Premises in accordance with the Master Lease.

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2. Term. The term of this Sublease (the “Sublease Term”) shall commence on the Sublease Commencement Date and shall expire on the date that is the last day of the twenty fourth (24th) month from the Sublease Commencement Date (“Sublease Expiration Date”), unless earlier terminated pursuant to the terms of this Sublease. The Sublease Commencement Date is targeted for June 1, 2024. So long as Subtenant is not in default under this Sublease beyond the expiration of applicable notice and cure periods and Sublandlord does not intend to re-occupy the Subleased Premises, Subtenant shall have the right to extend the Sublease Term for one (1) additional twelve (12) month period (“Extension Term”) by delivery of written notice to Sublandlord (the “Extension Notice”) given no less than [***] and no more than [***] prior to the expiration of the Sublease Term. [***]. During the Extension Term, if applicable, Sublease Monthly Rent shall increase by three percent (3%) from the Sublease Monthly Rent existing at the expiration of the initial Sublease Term.

3. Use. Subtenant shall use the Subleased Premises in compliance with the Master Lease, and solely for conducting Subtenant’s business, which includes a research and development laboratory, related office and other related uses consistent with the character of the Project (as defined in the Master Lease) and otherwise in compliance with the terms and conditions set forth in the Master Lease.

4. Rent. Sublandlord shall be responsible for the timely payment of Base Rent and Additional Rent under the Master Lease and otherwise complying with the obligations of Sublandlord under the Master Lease before and during the Sublease Term. Subtenant shall pay to Sublandlord the following as Sublease rent hereunder:

4.1 Sublease Term Rent; Rent Commencement Date. Beginning on the Sublease Rent Commencement Date, and continuing during the Sublease Term, Subtenant shall pay to Sublandlord, as sublease rent (“Sublease Monthly Rent”) and in lieu of the Base Rent set forth in the Master Lease, in lawful money of the United States of America, without any deduction, offset, prior notice or demand (except as set forth in Section 6.2 below) in advance on the first date of each month of the Sublease Term from the Sublease Rent Commencement Date through the Sublease Expiration Date, the amount of Two Hundred Thirteen Thousand Nine Hundred Twenty and 00/100 Dollars ($213,920.00), plus Subtenant’s Share of Additional Rent attributable to Tenant’s Share of “Operating Expenses” including Taxes (as such terms are defined in the Master Lease) required to be paid by Sublandlord under the Master Lease with respect to the Subleased Premises in and for the Sublease Term (in connection with such payment, Sublandlord shall provide Subtenant with a monthly statement calculating Subtenant’s Share of such expenses or other reasonable advance estimates calculating Subtenant’s payment obligation), excluding however, (x) any late fees, damages or penalties arising from Sublandlord’s breach of the Master Lease (other than those, if any, resulting from Subtenant’s failure to comply with this Sublease); (y) any Additional Rent attributable to any services and requests made by Sublandlord with respect to the Premises but not the Subleased Premises (e.g., after hours services that only benefit areas outside of the Subleased Premises), and (z) except as otherwise provided in this Sublease. As used herein, “Sublease Rent Commencement Date” shall mean the date that is sixty (60) days from the Sublease Commencement Date; provided that Subtenant’s obligation to pay Additional Rent shall commence on the Sublease Commencement Date. On each anniversary of the Sublease Commencement Date, Sublease Monthly Rent shall increase by three percent (3%) throughout the

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Term. As used herein, “Subtenant’s Share” shall mean the percentage that the rentable square footage of the Subleased Premises bears to the overall rentable square footage of the Premises; accordingly, as of the date of this Sublease, Subtenant’s Share shall be 38.37%. In no event shall Subtenant’s Share be increased due to any remeasurement of the Subleased Premises or Premises or for any other reason other than an actual physical expansion of the Subleased Premises or an actual physical reduction in the size of the Subleased Premises.

Sublandlord shall, upon request by Subtenant, furnish Subtenant with copies of all statements submitted by Master Landlord of actual or estimated Additional Rent during the Sublease Term to the extent related to the Subleased Premises.

Notwithstanding anything to the contrary set forth in this Sublease, so long as Subtenant has provided proof of insurance required under Section 6.1(e) hereof and the Master Lease and the parties have received Landlord’s consent, Subtenant shall have access to the Subleased Premises thirty (30) days prior to the Sublease Commencement Date (“Early Access Period”) to install furniture, fixtures and equipment, IT infrastructure and otherwise prepare the Subleased Premises for Subtenant’s occupancy. Subtenant shall comply with all terms and conditions of this Sublease during the Early Access Period other than the obligations to pay Sublease Monthly Rent and Subtenant’s Share of Additional Rent.

4.2 Other Charges. In addition, Subtenant shall pay Sublandlord any charges, actually incurred for services requested by Subtenant that Sublandlord is liable to Landlord for which relate to services that Landlord is not obligated to provide at no additional cost under the Master Lease, such as freight elevator charges for Subtenant moving in (“Other Charges”). Such Other Charges, if not paid directly to the Landlord by Subtenant, shall be paid to Sublandlord for remittance to Landlord within thirty (30) days of being billed to Subtenant by Sublandlord.

4.3 “Sublease Rent” Defined. All monetary obligations of Subtenant to Sublandlord under the terms of this Sublease are deemed to be rent (“Sublease Rent”). Sublease Rent shall be payable in lawful money of the United States to Sublandlord by ACH or wire transfer to an account that Sublandlord may designate in writing. Sublease Rent payable for any partial month during the Term shall be prorated on a daily basis based on the actual number of days in such month.

5. Security Deposit.

A.

Subtenant shall deliver to Sublandlord a security deposit in the amount of Two Hundred Thirteen Thousand Nine Hundred Twenty and 00/100 Dollars ($213,920.00) (the “Security Deposit”) to secure the faithful observance and performance by Subtenant of the terms and conditions of this Sublease. If Subtenant defaults in the observance or performance of any of such terms and conditions beyond the date of any notice and cure period for such default, Sublandlord may use or apply all or any part of the Security Deposit for the payment of any Sublease Rent not paid when due or for the payment of any other amounts due Sublandlord by reason of such default, including any costs of Sublandlord’s observing or performing such terms or conditions on Subtenant’s behalf and any deficiencies in reletting or damages incurred by Sublandlord. If Sublandlord shall use or apply all or any part of the Security Deposit,

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Subtenant shall, within ten (10) business days following notice from Sublandlord, deliver to Sublandlord additional funds so as to restore the Security Deposit to the to the amount before such application of funds by Sublandlord. The Security Deposit, or so much thereof as shall not have been used or applied in accordance with this Section 5, shall be returned to Subtenant no later than thirty (30) days following the later of: (i) the expiration or sooner termination of this Sublease, and (ii) the surrender of the Premises to Sublandlord in accordance with this Sublease.

B.

In lieu of a cash Security Deposit, Subtenant may furnish the Security Deposit in the form of a letter of credit naming Sublandlord as the beneficiary, shall be in the amount of Two Hundred Thirteen Thousand Nine Hundred Twenty and 00/100 Dollars ($213,920.00), shall have an ultimate expiry date of that is two months after the Sublease Expiration Date, and otherwise conform to the requirements of a Letter of Credit contained in Section 6 of the Master Lease. Sublandlord hereby approves (i) First-Citizens Bank & Trust Company as an issuer of such letter of credit and (ii) the form of letter of credit attached as Exhibit E.

6. Master Lease.

6.1 Sublease Subordinate to Master Lease; Subtenant’s Covenants. Sublandlord represents that a true, correct and complete copy of the Master Lease is attached hereto as Exhibit A which has been redacted as to non-material financial terms. Subject to the terms of this Section 6, this Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Master Lease. Subtenant and Sublandlord agree as follows: except as otherwise provided in this Sublease, all references in such incorporated provision to the word “Tenant” shall be deemed to refer to Subtenant, all references to the word “Premises” shall be deemed to refer to the Subleased Premises, all references to the term “Lease” shall be deemed to refer to this Sublease, all references to the word “Term” shall be deemed to refer to the Sublease Term, all references to the term “Landlord” shall be deemed to refer to the Sublandlord, and all references to the term “indemnitees” shall be deemed to include reference to the Sublandlord or Subtenant, as applicable, each unless expressly stated, or the context would imply, otherwise). In the event of any conflict between the terms of this Sublease and the terms of the Master Lease, as between Sublandlord and Subtenant, the terms of this Sublease shall control.

(a) Basic Lease Provisions. The provisions of the Master Lease are hereby incorporated herein by reference, except for (i) Basic Lease Provisions: Premises, Base Rent, Rentable Area of the Premises, Tenant’s Share of Operating Expenses of Building, Security Deposit Amount, Target Commencement Date, Base Term, Address for Rent Payment, and Tenant’s Notice Address, (ii) Exhibits A, C, F and G, (iii) Sections 2, 3(a), the last sentence of 3(b), [***], 4, 6 (provided that if Subtenant provides a letter of credit pursuant to Section 5(b) of this Sublease, such letter of credit shall be required to meet the requirements of Section 6 of the Master Lease), 35, the third paragraph of Section 38, 39, 40, and 42(q) thereof.

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(b) Signage/Directory. Subtenant’s right to install signage and be listed in the Building directory shall be governed by Section 38 of the Master Lease (excepting the third paragraph thereof). For avoidance of doubt, if Master Landlord consents thereto as part of the Landlord’s Consent, Subtenant’s name and suite number shall be included on the Building lobby directory as well as Subtenant’s name on multiple Monument Sign(s), subject to the terms of such Section 38. Sublandlord shall in any event make available elevator lobby signage on the floor of the Subleased Premises to Subtenant.

(c) Utilities and Services. Subtenant’s consumption of utilities shall be subject to Section 11 of the Master Lease, which is incorporated herein by this reference appropriately prorated for any electricity charges prior to the Sublease Commencement Date. To the extent that any utilities are not separately metered by individual suite within the Premises but are for shared systems that benefit both the Subleased Premises and the areas of the Premises outside of the Subleased Premises (including, by way of example and not limitation, O2, CO2 dewars, CDA/Vacuum skid, fire system and water heaters) the cost of utility consumption therefor shall be reasonably and equitably allocated between Sublandlord and Subtenant in proportion to the parties’ respective rentable square footage.

(d) Alterations. Subtenant shall not make any alterations, additions or improvements to the Subleased Premises without the prior written consent of (i) Master Landlord, which consent may be granted or withheld as set forth in the Master Lease, and (ii) Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed if Master Landlord provides its consent. Notwithstanding the foregoing, Subtenant may make Notice Only Alterations to the Subleased Premises [***] in accordance with Section 12(a) of the Master Lease without the consent of Sublandlord; provided that Sublandlord may require Subtenant to remove such Notice Only Alterations at the expiration or early termination of the Sublease Term and restore the Subleased Premises to the condition existing before such Notice Only Alterations by delivery of written notice to Subtenant given within ten (10) business days after receipt of such notice. The foregoing notwithstanding, as to any other alterations, additions or improvements desired to be undertaken by Subtenant, (A) Subtenant shall provide all documentation and information required under the Master Lease with respect to such proposed alterations, additions or improvements and Sublandlord shall promptly submit such documentation and information to Master Landlord for its consent (if applicable) to such alterations, additions or improvements, and (B) upon receipt of all such documentation and information in compliance with the Master Lease, Sublandlord shall respond to Subtenant’s requests for Sublandlord’s consent to such alterations, additions or improvements (if required) within fifteen (15) business days of receipt of such documentation and information. Sublandlord may require any Alterations (other than Sublandlord’s Work) be removed and restored at the expiration or early termination of the Sublease Term by delivery of written notice to Subtenant given at the time Sublandlord approves such Alteration (or, with respect to Notice Only Alterations, within ten (10) business days after Sublandlord’s receipt of notice therefor) In addition, and notwithstanding anything to the contrary set forth in the Master Lease, in no event shall Subtenant be required to remove or restore Sublandlord’s Work upon surrender of the Subleased Premises nor shall Subtenant be required to remove any alterations or improvements other than those made by Subtenant.

(e) Insurance. Subtenant shall maintain the insurance coverages required by the Master Lease to be maintained by “Tenant” under Section 17 thereof, which provision is incorporated herein by this reference as if Subtenant were the “Tenant” thereunder, except that (i) Sublandlord shall not be required to obtain the insurance designated for Landlord in this Section

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but it shall continue the coverages required of Tenant; and (ii) Subtenant shall only be required to maintain such coverages with respect to and to the extent applicable to the Subleased Premises. Each policy of liability insurance shall name Sublandlord and Master Landlord as an additional insured and the waiver of subrogation requirements of property policies shall operate between Sublandlord and Subtenant, in the same manner as between Master Landlord and Sublandlord as well as between Subtenant and Master Landlord in the same manner as between Master Landlord and Sublandlord.

(f) Assignment and Subletting. Subtenant shall not assign or sub-sublet the Premises without the prior written consent of (i) Master Landlord, which may be granted or withheld as set forth in Section 22 of the Master Lease, and (ii) Sublandlord, which consent shall not be unreasonably withheld, conditioned, or delayed if Master Landlord provides its consent. Notwithstanding the foregoing, (x) Sublandlord’s consent to an assignment by Subtenant shall not be required if the same constitutes a Permitted Assignment pursuant to Section 22(b) of the Master Lease and Master Landlord’s consent is not required with respect thereto; and (y) Sublandlord shall have no option to recapture the Premises upon receipt of a request for consent to assignment or subletting by Subtenant (provided that the foregoing shall not limit any recapture rights as may be available to Master Landlord).

(g) Parking. Subtenant shall have a right to use Subtenant’s Share of non-reserved parking at the Project in accordance with Section 10 of the Master Lease. If and to the extent approved by Master Landlord in the Landlord’s Consent, Subtenant shall have the right to utilize electric vehicle charging stations provided by Master Landlord for the general use of tenants.

(h) Consents. Any consent or approval by requested from Sublandlord in accordance with this Sublease shall be deemed reasonably withheld if Master Landlord withholds its consent or approval pursuant to the terms of the Master Lease.

Except as set forth above, the provisions of the Master Lease are hereby incorporated into this Sublease (as defined terms such as “Landlord” and “Tenant” are incorporated pursuant to the first paragraph of this Section 6.1) except as otherwise provided in this Sublease. Neither party shall take any action or do or permit to be done anything (i) in violation of or default under any of the terms, covenants, conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate (and Sublandlord shall comply with all of the terms of the Master Lease to the extent Sublandlord remains obligated thereunder or to the extent that Subtenant cannot directly comply with such obligations); or (ii) which could result in any additional cost or other liability to the other party unless the party taking or permitting such action assumes and pays such cost or liability.

Subtenant expressly agrees that, if Sublandlord’s tenancy, control or right to possession shall terminate by expiration or any other cause not due to the fault of Sublandlord, this Sublease shall thereupon immediately cease and terminate and Subtenant shall give immediate possession to Sublandlord; provided however, that the liability of the Subtenant to the Sublandlord or the liability of the Sublandlord to the Subtenant for termination caused by the applicable party’s default under this Sublease shall not be discharged by reason of such termination.

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6.2 Sublandlord Not Responsible for Representations and Covenants of Master Landlord under Master Lease. Sublandlord shall not be deemed to have made any representation made by Master Landlord in the Master Lease in its capacity as the lessor of the Building. Moreover, during the Sublease Term, Subtenant acknowledges and agrees that Sublandlord shall not be responsible for Master Landlord’s breach of its covenants and obligations under the Master Lease, subject to the terms and conditions set forth below. Without limiting the generality of the foregoing, Sublandlord shall not be obligated (i) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide, (ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (iii) to comply with any laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply, or (iv) to take any action with respect to the operation, administration or control of the Building, Project, or any of the Common Areas that the Master Landlord has agreed in the Master Lease to take, and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master Lease required to be observed or performed by Master Landlord, provided that in the event that Subtenant determines in good faith that Master Landlord has not performed its obligations under the Master Lease, then upon receipt of written notice from Subtenant, Sublandlord shall be obligated to use commercially reasonable efforts to cause such breaches, defaults or failures of Master Landlord under the Master Lease to be resolved or otherwise settled to Subtenant’s reasonable satisfaction; provided, further however: Sublandlord shall not have any obligation to commence litigation or other dispute resolution proceedings to cause Master Landlord to comply with the Master Lease unless Subtenant cannot do so in its own name, in which event, upon Subtenant’s written request, Sublandlord shall do so at Subtenant’s expense. If the breach or default of Master Landlord under the Master Lease has not been resolved after the expiration of thirty (30) days, then provided that Subtenant is not in default under this Sublease beyond the expiration of applicable notice and cure periods, upon the request of Subtenant, Sublandlord shall assign to Subtenant its right to institute legal action against Master Landlord (a “Subtenant Action”), provided that (x) Sublandlord shall reasonably assist and cooperate with Subtenant in such Subtenant Action to enforce the terms of the Master Lease; and (y) Subtenant shall indemnify, protect, defend and hold Sublandlord harmless from any and all third party liabilities, claims, demands, losses, damages, costs and expenses (including reasonable attorneys’ fees and litigation and court costs) arising out of, or relating to, the Subtenant Action. The foregoing notwithstanding, if any breach of the Master Lease shall entitle Sublandlord to assert claims for an abatement of rent for constructive eviction or otherwise, then such abatement shall accrue in favor of Subtenant. If Sublandlord shall be entitled to an abatement rent or other claims arising from fire or other casualty, then Subtenant shall have the same claims.

7. Indemnity. The indemnification provisions of the Lease shall apply to this Sublease as if Sublandlord was the Landlord and Subtenant was the Tenant described in the Lease. Further, Sublandlord hereby indemnifies and agrees to defend, save and hold Subtenant, its officers, directors, employees, managers, members, partners, agents, sub-agents, constituent entities and lease signators (collectively, “Subtenant Indemnified Parties”) harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Subleased Premises or the Project arising directly or indirectly out of the gross negligence or willful misconduct of Sublandlord or its Related Parties in connection with performance of Sublandlord’s Work, except to the extent caused by the negligence or willful misconduct of Subtenant Indemnified Parties.

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8. Sublandlord’s Covenants. Sublandlord covenants to do the following:

8.1 Sublandlord shall not (1) surrender or terminate the Master Lease prior to its scheduled expiration date without the consent of Subtenant, or (2) amend or modify the Master Lease, the result of which would materially and adversely affect Subtenant’s rights or obligations under this Sublease or the Subleased Premises;

8.2 Sublandlord shall comply with all the terms and provisions of the Master Lease, except to the extent Subtenant has assumed the same, and

8.3 Sublandlord shall, promptly following receipt thereof, deliver to Subtenant a copy of any and all notices received by Sublandlord from Master Landlord which would have any material effect upon the Subleased Premises or this Sublease.

9. Sublandlord’s Right to Cure Subtenant Default/Subtenant’s Right to Cure Sublandlord Default. Upon a default by Subtenant under this Sublease (after lapse of any applicable notice and cure periods), Sublandlord may, without waiving or releasing any obligation of Subtenant hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. All sums so paid or incurred by Sublandlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law, whichever is less, shall be payable to Sublandlord on demand as additional Sublease Rent. In the event of Sublandlord’s failure to pay rent under the Master Lease by the date due, Subtenant shall have the right (but not the obligation, unless so required by the Master Landlord) on written notice, to provide such payments to Master Landlord unless Sublandlord, at its sole election, (a) provides Subtenant with assurances reasonably acceptable to Subtenant that such failure will not cause Sublandlord to be in default under the Master Lease, or (b) establishes an escrow account to hold such unpaid rent pending resolution of such failure by Sublandlord and Master Landlord. In the event that Subtenant provides such payment hereunder, Sublandlord shall reimburse Subtenant for such payments on demand.

10. Brokers. Sublandlord and Subtenant acknowledge and agree that Jones Lang LaSalle Brokerage, Inc. (“JLL”) has been used by Subtenant to represent Subtenant in connection with this Sublease and will be compensated solely by Sublandlord for this Sublease pursuant to separate written agreement. Each party represents to the other that it has dealt with no broker other than JLL in connection with this Sublease. Each party shall indemnify, defend and hold the other party harmless on demand from and against any liability of the other party for claims of any broker based upon breach by the indemnifying party of its representations contained in this paragraph.

11. Entire Agreement/Modification. This Sublease, including the Exhibits, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreements or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. This Sublease may only be modified by a writing signed by Sublandlord and Subtenant (and consented to by Master Landlord, if required pursuant to the terms of the Master Lease). No provisions of this Sublease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

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12. Interpretation. The title and paragraph headings are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part of this Sublease. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Sublease. This Sublease shall be strictly construed neither against Sublandlord nor Subtenant.

13. Representations. Sublandlord represents to Subtenant that to Sublandlord’s actual knowledge:

(a) the copy of the Master Lease delivered by Sublandlord to Subtenant and attached hereto is a complete and accurate copy of the Master Lease, which is in effect and has not otherwise been amended and there are no other agreements between Master Landlord and Sublandlord relating to the leasing, use, and occupancy of the Subleased Premises; and

(b) that the Subleased Premises has not been sublet or licensed to any third party, in whole or in part, and the Master Lease has not been assigned; and

(c) that no circumstance exists and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a breach or default of either party to the Master Lease; and

(d) Sublandlord is not the debtor, defendant or respondent in any pending receivership, insolvency, bankruptcy, foreclosure, lease termination or other creditors’ action or proceeding.

14. FAILURE TO OBTAIN LANDLORD CONSENT. This Sublease shall constitute a valid and binding obligation of the parties on and after the date that it has been signed and delivered by them despite the fact that the Sublease Term and Subtenant’s rights to possession will not have commenced. Within five (5) business days after Subtenant has signed and delivered this Sublease, Sublandlord shall submit a fully executed original of this Sublease to the Landlord for Landlord’s consent in accordance with the Master Lease (“Landlord’s Consent”) and send a duplicate original of this Sublease fully executed to Subtenant with a copy of the notice to Landlord requesting consent. The parties shall cooperate reasonably in connection with the application for Landlord’s consent and furnish such available documents and information as Landlord may reasonably require for such purpose. This Sublease is subject to and conditioned upon the consent of the Master Landlord, which the parties acknowledge and agree shall be executed concurrently with this Sublease. If Landlord refuses to consent to this Sublease ,this Sublease shall be deemed canceled, and Sublandlord shall have no liability to Subtenant in connection herewith nor shall Subtenant have any liability to Subtenant in connection herewith. Further in the event of such cancellation, if Subtenant shall have paid any sums to Sublandlord in connection with this Sublease (e.g., the Security Deposit), Sublandlord shall be required to return such sums to Subtenant within ten (10) business days of such cancellation, which obligation shall survive such cancellation.

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15. NOTICE ADDRESSES. All notices and demands which may or are to be required or permitted to be given by either party in accordance with the terms of Section 42(a) of the Master Lease at the addresses set forth below, as applicable.

To Sublandlord:

CARGO Therapeutics, Inc.

825 Industrial Road, Suite 400

San Carlos, California 94070

Attention: Chief Financial Officer

with a copy to:

CARGO Therapeutics, Inc.

825 Industrial Road, Suite 400

San Carlos, California 94070

Attention: Chief Legal Officer

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attn: Stephanie L. Fontanes

To Subtenant:

Vaxcyte, Inc.

825 Industrial Road, Suite 300

San Carlos, California 94070

Attention: Chief Executive Officer

With a copy to:

Vaxcyte, Inc.

825 Industrial Road, Suite 300

San Carlos, California 94070

Attention: General Counsel

16. COUNTERPARTS AND AUTHORITY.

16.1 This Sublease may be executed in two or more counterparts by the signatories hereto, both of which counterparts, when taken together and exchanged shall constitute one entire original agreement. The exchange of copies of this Sublease and of signature pages by “PDF” transmitted via email, “DocuSign” or other commonly accepted electronic means shall constitute effective execution and delivery of this Lease as to the parties and may be used in lieu of the original Sublease for all purposes. Signatures of the parties transmitted by email in “PDF”, “DocuSign” format or other commonly accepted electronic means shall be deemed to be their original signatures for all purposes.

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16.2 Sublandlord represents and warrants to Subtenant that each individual executing, attesting and/or delivering this Sublease on behalf of Sublandlord is authorized to do so on behalf of Sublandlord and that no consent or approval of any person or entity is necessary for the consummation by Sublandlord of this Sublease that has not been obtained by Sublandlord prior to the execution and delivery of this Sublease other than the consent of Master Landlord (the form of which consent shall be subject to the terms of Section 14).

16.3 Subtenant represents and warrants to Sublandlord that each individual executing, attesting and/or delivering this Sublease on behalf of Subtenant is authorized to do so on behalf of Subtenant and that no consent or approval of any person or entity is necessary for the consummation by Subtenant of this Sublease that has not been obtained by Subtenant prior to the execution and delivery of this Sublease.

[signature page follows]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Effective Date.

SUBLANDLORD:		SUBTENANT:

CARGO THERAPEUTICS, INC.,		VAXCYTE, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Anup Radhakrishnan	By:	/s/ Grant Pickering
Name:	Anup Radhakrishnan	Name:	Grant Pickering
Title:	CFO and CBO	Title:	CEO

[Signature Page to Sublease]

EXHIBIT A

MASTER LEASE

[***]

EXHIBIT B

SUBLEASED PREMISES

[***]

EXHIBIT C

THE PERSONAL PROPERTY

[***]

EXHIBIT D

DESCRIPTION OF DEMISING WORK

[***]

EXHIBIT E

FORM OF LETTER OF CREDIT

[***]

EXHIBIT G

Temporarily Removed Items to be Returned by Assignor

Owner	Item	S/N	qty
CARGO	X-Cite Seriea 120	XI120-Q-7477	1
ARE	Stainless steel table		1
ARE	PANASONIC/ GE REFRIGERATOR		1
CARGO	AXIO OBSERVER A1, MICROSCOPE	42300-9901	1
CARGO	AIR CLEAN 600 PCR WORKSTATION	AC632LFUVC	1
ARE	PANASONIC/ GE REFRIGERATOR W/ AKTA INSIDE		1